Exhibit 99.1

MORTGAGE LOAN PURCHASE AGREEMENT

                    This Mortgage Loan Purchase Agreement, dated as of June 1, 2006 (this “Agreement”), is entered into between WACHOVIA BANK, NATIONAL ASSOCIATION (the “Seller”) and WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC. (the “Purchaser”).

                    The Seller intends to sell and the Purchaser intends to purchase certain multifamily and commercial mortgage loans (the “Mortgage Loans”) identified on the schedule (the “Mortgage Loan Schedule”) annexed hereto as Exhibit A.  The Purchaser intends to deposit the Mortgage Loans, along with certain other mortgage loans (the “Other Mortgage Loans”), into a trust fund (the “Trust Fund”), the beneficial ownership of which will be evidenced by multiple classes (each, a “Class”) of mortgage pass-through certificates (the “Certificates”).  One or more “real estate mortgage investment conduit” (“REMIC”) elections will be made with respect to most of the Trust Fund.  The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2006, among the Purchaser, as depositor, Wachovia Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), LNR Partners, Inc., as special servicer (the “Special Servicer”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  Capitalized terms used but not defined herein (including the Schedules attached hereto) have the respective meanings set forth in the Pooling and Servicing Agreement.

                    Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                    SECTION 1.          Agreement to Purchase.

                    The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans identified on the Mortgage Loan Schedule.  The Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans delivered to the Purchaser pursuant to the terms hereof.  The Mortgage Loans are expected to have an aggregate principal balance of $1,553,726,270 (the “Wachovia Mortgage Loan Balance”) (subject to a variance of plus or minus 5.0%) as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not such payments are received.

                    The Wachovia Mortgage Loan Balance, together with the aggregate principal balance of the Other Mortgage Loans as of the Cut-Off Date (after giving effect to any payments due on or before such date whether or not such payments are received), is expected to equal an aggregate principal balance (the “Cut-Off Date Pool Balance”) of $1,731,843,767 (subject to a variance of plus or minus 5.0%).  The purchase and sale of the Mortgage Loans shall take place June 29, 2006, or such other date as shall be mutually acceptable to the parties to this Agreement (the “Closing Date”).  The consideration (the “Aggregate Purchase Price”) for the Mortgage Loans shall be equal to (i)    % of the Wachovia Mortgage Loan Balance as of the Cut-Off Date, plus (ii) $7,329,758, which amount represents the amount of interest accrued on the Wachovia Mortgage Loan Balance at the related Net Mortgage Rate for the period from and including the Cut-Off Date up to but not including the Closing Date but does not include any deduction for any fees and/or expenses incurred in connection with this transaction.

                    The Aggregate Purchase Price shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

                    SECTION 2.          Conveyance of Mortgage Loans.

                    (a)          Effective as of the Closing Date, subject only to receipt by the Seller of the Aggregate Purchase Price and satisfaction of the other conditions to closing that are for the benefit of the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, on a servicing released basis, together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds.

                    (b)          The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-Off Date, and all other recoveries of principal and interest collected after the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date).  All scheduled payments of principal and interest due on or before the Cut-Off Date but collected on or after the Cut-Off Date, and recoveries of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

                    (c)          No later than the Closing Date, the Seller shall, on behalf of the Purchaser, deliver to the Trustee, the documents and instruments specified below with respect to each Mortgage Loan (each a “Mortgage File”).  All Mortgage Files so delivered will be held by the Trustee in escrow at all times prior to the Closing Date.  Each Mortgage File shall contain the following documents:

                        (i)          the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26” or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

                        (ii)          an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

                        (iii)          an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

                        (iv)          an original executed assignment, in recordable form (except for any missing recording information), of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (a)) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26”, or in blank;

                        (v)          an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26”, or in blank;

                        (vi)          originals or copies of any modification, consolidation, assumption and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed or consolidated;

                        (vii)          the original or a copy of the policy or certificate of lender’s title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

                        (viii)          any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Purchaser of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC Amendment, in form suitable for filing in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26, as assignee”, or in blank;

(ix) an original or copy of (a) any Ground Lease, Memorandum of Ground Lease and ground lessor estoppel, (b) any loan guaranty or indemnity and (c) any environmental insurance policy;

(x) any intercreditor agreement relating to permitted debt (including, without limitation, mezzanine debt) of the Mortgagor;

(xi) copies of any loan agreement, escrow agreement or security agreement relating to such Mortgage Loan;

(xii) a copy of any letter of credit and related transfer documents relating to such Mortgage Loan;

(xiii) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and applicable transfer or assignment documents; and

                        (xiv)          with respect to any Companion Loan, all of the above documents with respect to such Companion Loan and the related Intercreditor Agreement; provided that a copy of each Mortgage Note relating to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided.

                    (d)          The Seller shall take all actions reasonably necessary (i) to permit the Trustee to fulfill its obligations pursuant to Section 2.01(d) of the Pooling and Servicing Agreement and (ii) to perform its obligations described in Section 2.01(d) of the Pooling and Servicing Agreement.  Without limiting the generality of the foregoing, if a draw upon a letter of credit is required before its transfer to the Trust Fund can be completed, the Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the Master Servicer.  The Seller shall reimburse the Trustee for all reasonable costs and expenses, if any, incurred by the Trustee for recording any documents described in Section 2(c)(iv)(c) hereof and filing any assignments of UCC Financing Statements described in the proviso in the third to last sentence in Section 2.01(d) of the Pooling and Servicing Agreement.

                    (e)          All documents and records (except draft documents, privileged communications and internal correspondence and credit, due diligence and other underwriting analysis, documents, data or internal worksheets, memoranda, communications and evaluations of the Seller) relating to each Mortgage Loan and in the Seller’s possession (the “Additional Mortgage Loan Documents”) that are not required to be delivered to the Trustee shall promptly be delivered or caused to be delivered by the Seller to the Master Servicer or at the direction of the Master Servicer to the appropriate sub-servicer, together with any related escrow amounts and reserve amounts.

                    (f)          The Seller shall take such actions as are reasonably necessary to assign or otherwise grant to the Trust Fund the benefit of any letters of credit in the name of the Seller which secure any Mortgage Loan.

                    SECTION 3.          Representations, Warranties and Covenants of Seller.

                    (a)          The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

                        (i)          The Seller is a national banking association organized and validly existing and in good standing under the laws of the United States of America and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement;

                        (ii)          This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights in general, as they may be applied in the context of the insolvency of a national banking association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws;

                        (iii)          The execution and delivery of this Agreement by the Seller and the Seller’s performance and compliance with the terms of this Agreement will not (A) violate the Seller’s articles of association or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound;

                        (iv)          The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder;

                        (v)          The Seller is not a party to or bound by any agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement (except to the extent such consent has been obtained);

                        (vi)          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained, and no bulk sale law applies to such transactions;

                        (vii)          No litigation is pending or, to the Seller’s knowledge, threatened against the Seller that would, in the Seller’s good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the performance by the Seller of its obligations under this Agreement;

                        (viii)          Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Seller will report the transfer of the Mortgage Loans to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price.  The consideration received by the Seller upon the sale of the Mortgage Loans to the Purchaser will constitute at least reasonably equivalent value and fair consideration for the Mortgage Loans.  The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Mortgage Loans to the Purchaser.  The Seller is not selling the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller; and

                        (ix)          The Seller hereby represents and warrants that the Prospectus (as defined below) is appropriately responsive in all material respects to the applicable requirements of Items 1104, 1110, 1111, 1117 and 1119 of Regulation AB with respect to the Seller and the Wachovia Mortgage Loans.

                    (b)          The Seller hereby makes the representations and warranties contained in Schedule I for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date, with respect to (and solely with respect to) each Mortgage Loan, which representations and warranties are subject to the exceptions set forth on Schedule II.

                    (c)          With respect to the schedule of exceptions delivered by the Trustee on the Closing Date, within fifteen (15) Business Days (or, in the reasonable discretion of the Controlling Class Representative, thirty (30) Business Days) of the Closing Date, with respect to the documents specified in clauses (i), (ii), (vii), (ix) (solely with respect to Ground Leases) and (xii) of the definition of Mortgage File, the Seller shall cure any material exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (ii) resulting solely from a delay in the return of the related documents from the applicable recording office, shall be cured in the time and manner described in Section 2.01(c) of the Pooling and Servicing Agreement).  If such exception is not so cured, the Seller shall either (1) repurchase the related Mortgage Loan, (2) with respect to exceptions relating to clause (xii) of the definition of “Mortgage File”, deposit with the Trustee an amount, to be held in trust in a Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to the amount of the undelivered letter of credit (in the alternative, the Seller may deliver to the Trustee, with a certified copy to the Master Servicer and Trustee, a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master Servicer on behalf of the Trustee may use (or draw upon, as the case may be) under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (3) with respect to any exceptions relating to clauses (i), (ii) and (vii), deposit with the Trustee an amount, to be held in trust in a

Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to 25% of the Stated Principal Balance of the related Mortgage Loan on such date.  Any funds or letter of credit deposited pursuant to clauses (2) and (3) shall be held by the Trustee until the earlier of (x) the date on which the Master Servicer certifies to the Trustee and the Controlling Class Representative that such exception has been cured (or the Trustee certifies the same to the Controlling Class Representative), at which time such funds or letter of credit, as applicable, shall be returned to the Seller and (y) thirty (30) Business Days or, if the Controlling Class Representative has extended the cure period, forty-five (45) Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty (30) Business Days or forty-five (45) Business Days, as the case may be, (A) in the case of clause (2), the Trustee shall retain the funds or letter of credit, as applicable, or (B) in the case of clause (3), the Seller shall repurchase the related Mortgage Loan in accordance with the terms and conditions of this Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan and any letter of credit will be returned to the Seller.

                    If the Seller receives written notice of a Document Defect or a Breach pursuant to Section 2.03(a) of the Pooling and Servicing Agreement relating to a Mortgage Loan, then the Seller shall not later than ninety (90) days from receipt of such notice (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of the REMIC Provisions (a “Qualified Mortgage”), not later than ninety (90) days from the date that any party to the Pooling and Servicing Agreement discovers such Document Defect or Breach; provided the Seller receives such notice in a timely manner), if such Document Defect or Breach shall materially and adversely affect the value of the applicable Mortgage Loan, the interest of the Trust Fund therein or the interests of any Certificateholder, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of actual or provable losses and any Additional Trust Fund Expenses directly resulting from any such Document Defect or Breach or, if such Document Defect or Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, (i) repurchase the affected Mortgage Loan at the applicable Purchase Price not later than the end of such 90-day period or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan not later than the end of such 90-day period (and in no event later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith; provided, however, that unless the Breach would cause the Mortgage Loan not to be a Qualified Mortgage, and if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, such Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase or substitute the related Mortgage Loan); provided, further, that with respect to such additional 90-day period the Seller shall have delivered an officer’s certificate to the Trustee setting forth what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period; provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease, any letter of credit, any franchise agreement, any comfort letter and (if required) any comfort letter transfer documents (collectively, the “Core Material Documents”)) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligations; provided, further, with respect to Document Defects which materially and adversely affect the interests of any Certificateholder, the interests of the Trust Fund therein or the value of the related Mortgage Loan, other than with respect to Document Defects relating to the Core Material Documents, any applicable cure period following the initial 90-day cure period may be extended by the Master Servicer or the Special Servicer if the document involved is not needed imminently.  Such extension will end upon thirty (30) days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible thirty (30) day extension if the Master Servicer or Special Servicer agrees that the Seller is diligently pursuing a cure).  The Seller shall cure all Document Defects which materially and adversely affect the interests of any Certificateholder, the interests of the Trust Fund therein or the value of the related Mortgage Loan, regardless of the document involved, no later than two years following the Closing Date; provided that the initial 90-day cure period referenced in this paragraph may not be reduced.  For a period of two years from the Closing Date, so long as there remains any Mortgage File relating to a Mortgage Loan as to which there is any uncured Document Defect or Breach, the Seller shall provide the officer’s certificate to the Trustee described above as to the reasons such Document Defect or Breach remains uncured and as to the actions being taken to pursue cure.  Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender’s title insurance as described in Representation 12 of Schedule I hereof in lieu of the delivery of the actual policy of lender’s title insurance shall not be considered a Document Defect or Breach with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

                    If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each, a “Crossed Loan”), and (iii) the applicable Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed Loans in such Crossed Group satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution or repurchase of Mortgage Loans set forth herein.  In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Document Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.  The Seller shall be responsible for the cost of any Appraisal required to be obtained by the Master Servicer to determine if the Crossed Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

                    To the extent that the Seller is required to repurchase or substitute for a Crossed Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Loans in such Crossed Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Loans still held by the Trustee.

                    If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached.  Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Crossed Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  Notwithstanding the foregoing, if a Crossed Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event.  Any expenses incurred in good faith by the Purchaser in connection with such modification or accommodation (including, but not limited to, recoverable attorney fees) shall be paid by the Seller.

                    (d)          In connection with any permitted repurchase or substitution of one or more Mortgage Loans contemplated hereby, upon receipt of a certificate from a Servicing Officer certifying as to the receipt of the Purchase Price or Substitution Shortfall Amount(s), as applicable, in the Certificate Account, and the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively, if applicable (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it by the Master Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller, the legal and beneficial ownership of each repurchased Mortgage Loan or substituted Mortgage Loan, as applicable, (ii) the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Seller, upon delivery to each of them of a receipt executed by the Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and (iii) the Master Servicer and the Special Servicer shall release to the Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or substituted Mortgage Loans.

                    (e)          Without limiting the remedies of the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders pursuant to this Agreement, it is acknowledged that the representations and warranties are being made for risk allocation purposes.  This Section 3 provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to this Section 3.  Nothing in this Agreement shall prohibit the Purchaser or its assigns (including the Master Servicer and/or the Special Servicer) from pursuing any course of action authorized by the Pooling and Servicing Agreement while the Purchaser asserts a claim or brings a cause of action to enforce any rights set forth herein against the Seller.

                    (f)          With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under this Agreement, in accordance with Section 2.03 of the Pooling and Servicing Agreement, the Special Servicer with the consent of the Controlling Class Representative shall notify the  Seller in writing of its intention to liquidate such Defaulted Mortgage Loan or REO Property at least 45 days prior to any such action.  If (a) the Seller consents to such sale and voluntarily agrees to repurchase such Defaulted Mortgage Loan or REO Property or (b) a court of competent jurisdiction determines that the Seller is liable under this Agreement to repurchase such Defaulted Mortgage Loan or REO Property, then such Seller shall remit to the Purchaser an amount equal to the difference if any of the price of such Defaulted Mortgage Loan or REO Property as sold and the price at which the Seller would have had to repurchase such Defaulted Mortgage Loan or REO Property under this Agreement.  The Seller shall have ten (10) Business Days after receipt of notice to determine whether or not to consent to such sale.  If the Seller does not consent to such sale, the Special Servicer shall contract with a Determination Party (as defined in the Pooling and Servicing Agreement) as to the merits of such proposed sale.  If the related Determination Party determines that such proposed sale is in accordance with the Servicing Standard and the provisions of the Pooling and Servicing Agreement with respect to the sale of Defaulted Mortgage Loans and REO Properties and, subsequent to such sale, a court of competent jurisdiction determines that the Seller was liable under this Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms hereof, then the Seller shall remit to the Purchaser an amount equal to the difference (if any) between the proceeds of the related action and the price at which the Seller would have been obligated to pay had the Seller repurchased such Defaulted Mortgage Loan or REO Property prior to the execution of a binding contract of sale with a third party in accordance with the terms hereof including the costs related to contracting with the related Determination Party; provided that the foregoing procedure in this Section 3(f) shall not preclude such Seller from repurchasing the Defaulted Mortgage Loan or REO Property prior to the execution of a binding contract of sale with a third party in accordance with the other provisions of this Section 3 (excluding this Section 3(f)).  If the related Determination Party determines that the sale of the related Defaulted Mortgage Loan or REO Property is not in accordance with the Servicing Standards and the provisions of the Pooling and Servicing Agreement with respect to the sale of Defaulted Mortgage Loans and REO Properties and the Special Servicer subsequently sells such Mortgage Loan or REO Property, then the Seller will not be liable for any such difference (nor any cost of contracting with the Determination Party).

                    (g)          Notwithstanding the foregoing, if there exists a Breach relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s) with respect to matters described in Representations 23 and 43 of Schedule I hereof, then the Purchaser shall direct the Seller in writing to wire transfer to the Master Servicer for deposit into the Certificate Account, within ninety (90) days of the Seller’s receipt of such direction, the amount of any such costs and expenses borne by the Purchaser, the Certificateholders, the Master Servicer, the Special Servicer and the Trustee on

their behalf that are the basis of such Breach. Upon its making such deposit, the Seller shall be deemed to have cured such Breach in all respects.  Provided such payment is made in full, this paragraph describes the sole remedy available to the Purchaser, the Certificateholders, the Master Servicer, the Special Servicer and the Trustee on their behalf regarding any such Breach and the Seller shall not be obligated to repurchase the affected Mortgage Loan on account of such Breach or otherwise cure such Breach.

                    SECTION 4.          Representations and Warranties of the Purchaser.  In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

                    (a)          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.  The Purchaser has the full corporate power and authority and legal right to acquire the Mortgage Loans from the Seller and to transfer the Mortgage Loans to the Trustee.

                    (b)          This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser’s directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                    (c)          Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

                    (d)          None of the acquisition of the Mortgage Loans by the Purchaser, the transfer of the Mortgage Loans to the Trustee, or the execution, delivery or performance of this Agreement by the Purchaser, results or will result in the creation or imposition of any lien on any of the Purchaser’s assets or property, or conflicts or will conflict with, results or will result in a breach of, or require or will require the consent of any third person or constitutes or will constitute a default under (A) any term or provision of the Purchaser’s certificate of incorporation or bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

                    (e)          Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the Mortgage Loans by the Seller to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price.

                    (f)          There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to enter into and/or perform its obligations under the terms of this Agreement.

                    (g)          The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency or body, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.

                    SECTION 5.          Closing.  The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Dechert LLP, Charlotte, North Carolina on the Closing Date.

                    The Closing shall be subject to each of the following conditions:

                    (a)          All of the representations and warranties of the Seller set forth in or made pursuant to Sections 3(a) and 3(b) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

                    (b)          The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder) and all documents specified in Section 6 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                    (c)          The Seller shall have delivered and released to the Trustee (or a Custodian on its behalf) and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to Section 2 of this Agreement;

                    (d)          All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                    (e)          The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement as of the Closing Date; and

                    (f)          The letters shall have been received from the independent accounting firm KPMG LLP, in form satisfactory to the Purchaser, relating to certain information regarding the Mortgage Loans and Certificates as set forth in the Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Preliminary Memorandum and the Memorandum.

                    Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                    SECTION 6.          Closing Documents.  The Closing Documents shall consist of the following:

                    (a)          This Agreement duly executed by the Purchaser and the Seller;

                    (b)          A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchasers may rely, to the effect that:  (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the Closing Date;

                    (c)          An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

                    (d)          An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchasers may rely, to the effect that with respect to the Seller, the Mortgage Loans, the related Mortgagors and the related Mortgaged Properties (i) such officer has carefully examined the Specified Portions of the Preliminary Prospectus Supplement together with all other Time of Sale Information delivered prior to the Time of Sale and nothing has come to his attention that would lead him to believe that the Specified Portions of the Preliminary Prospectus Supplement together with all other Time of Sale Information delivered prior to the Time of Sale, as of the Time of Sale, or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, (ii) such officer has carefully examined the Specified Portions of the Prospectus Supplement and nothing has come to his attention that would lead him to believe that the Specified Portions of the Prospectus Supplement, as of the date of the Prospectus Supplement, or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, (iii) such officer has examined the Specified Portions of the Memorandum and nothing has come to his attention that would lead him to believe that the Specified Portions of the Memorandum, as of the date thereof or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein related to the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.  The “Specified Portions” of the Preliminary Prospectus Supplement or the Prospectus Supplement, as applicable, shall consist of Annex A and Annex D thereto, the diskette which accompanies the Prospectus Supplement (insofar as such diskette is consistent with such Annex A and such Annex D) and the following sections of the Preliminary Prospectus Supplement or the Prospectus Supplement, as applicable (exclusive of any statements in such sections that purport to summarize the servicing and administration provisions of the Pooling and Servicing Agreement):  “SUMMARY OF PROSPECTUS SUPPLEMENT—The Parties—The Mortgage Loan Sellers,” “Summary of PROSPECTUS SUPPLEMENT—THE MORTGAGE LOANS,” “RISK FACTORS—The Mortgage Loans,” and “DESCRIPTION OF THE MORTGAGE POOL—General,” “—Mortgage Loan History,” “—Certain Terms and Conditions of the Mortgage Loans,” “—Assessments of Property Condition,” “—Co-Lender Loans,” “—Additional Mortgage Loan Information,” “—Twenty Largest Mortgage Loans,” “—The Mortgage Loan Sellers,” “— the Sponsors,” “—Significant Obligors” and “—Representations and Warranties; Repurchases and Substitutions.”  The “Specified Portions” of the Memorandum shall consist of the Specified Portions of the Prospectus Supplement, the first full paragraph on page “v” of the Memorandum and the carryover paragraph on pages “v” and “vi” of the Memorandum.

                    (e)          The resolutions of the requisite committee of the Seller’s special loan committee authorizing the Seller’s entering into the transactions contemplated by this Agreement, the articles of association and by-laws of the Seller, and an original or copy of a certificate of good standing of the Seller issued by the Comptroller of the Currency not earlier than sixty (60) days prior to the Closing Date;

                    (f)          A written opinion of counsel for the Seller (which opinion may be from in-house counsel, outside counsel or a combination thereof), reasonably satisfactory to the Purchaser, its counsel and the Rating Agencies, dated the Closing Date and addressed to the Purchaser, the Trustee, the Underwriters, the Initial Purchasers and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

                    (g)          Such further certificates, opinions and documents as the Purchaser may reasonably request.

                    SECTION 7.          Indemnification.

                    (a)          The Seller shall indemnify and hold harmless the Purchaser, the Underwriters, the Initial Purchasers, their respective officers and directors, and each person, if any, who controls the Purchaser, any Underwriter or any Initial Purchasers within the meaning of either Section 15 of the Securities Act of 1933, as amended (the “1933 Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any and all losses, expenses (including the reasonable fees and expenses of legal counsel), claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon a breach or violation of the representations made by the Seller in Section 3(a)(ix) hereof, (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement, the Preliminary Memorandum, the Memorandum, the Diskette or in any revision or amendment of or supplement to any of the foregoing, (B) any Time of Sale Information or any Issuer Information contained in any Free Writing Prospectus prepared by or on behalf of the Underwriters (an “Underwriter Free Writing Prospectus”) or contained in any Free Writing Prospectus which is required to be filed in accordance with the terms of the Underwriting Agreement, (C) any items similar to Free Writing Prospectuses forwarded by the Seller to the Initial Purchasers, or in any revision or amendment of or supplement to any of the foregoing or (D) the summaries, reports, documents and other written and computer materials and all other information regarding the Mortgage Loans or the Seller furnished by the Seller for review by prospective investors (the items in (A), (B), (C) and (D) above being defined as the “Disclosure Material”), or (iii) arise out of or are based upon the omission or alleged omission to state therein (in the case of Free Writing Prospectuses, when read in conjunction with any Time of Sale Information, in the case of any items similar to Free Writing Prospectuses, when read in conjunction with the Memorandum) and in the case of any summaries, reports, documents, written or computer materials, or other information contemplated in clause (D) above, when read in conjunction with the Memorandum and in the case of any Free Writing Prospectus, when read in conjunction with the other Time of Sale Information, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, with respect to any Disclosure Material described in clauses (A), (B) and (C) of the definition thereof, only if and to the extent that (I) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon an untrue statement or omission with respect to the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties contained in the Data File (it being herein acknowledged that the Data File was and will be used to prepare the Preliminary Prospectus Supplement and the Prospectus Supplement, including without limitation Annex A thereto, any other Time of Sale Information, the Preliminary Memorandum, the Memorandum and the Diskette with respect to the Registered Certificates and any items similar to Free Writing Prospectuses forwarded to prospective investors in the Non-Registered Certificates and any Free Writing Prospectus), (II) any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact occurring in, or with respect to, such Disclosure Material, is with respect to, or arises out of or is based upon an untrue statement or omission of a material fact with respect to, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller set forth in the Specified Portions of each of the Preliminary Prospectus Supplement, the Prospectus Supplement, the Preliminary Memorandum and the Memorandum, (III) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 3 hereof or (IV) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon any other written information concerning the characteristics of the Mortgage Loans, the related Mortgagors or the related Mortgaged Properties furnished to the Purchaser, the Underwriters or the Initial Purchasers by the Seller; provided, that the indemnification provided by this Section 7 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Data File or Annex A to the Prospectus Supplement or the Preliminary Prospectus Supplement to the extent such information was not materially incorrect in the Data File or such Annex A, as applicable, including without limitation the aggregation of such information with comparable information relating to the Other Mortgage Loans.  Notwithstanding the foregoing, the indemnification provided in this Section 7(a) shall not inure to the benefit of any Underwriter or Initial Purchasers (or to the benefit of any person controlling such Underwriter or Initial Purchasers) from whom the person asserting claims giving rise to any such losses, claims, damages, expenses or liabilities purchased Certificates if (x) the subject untrue statement or omission or alleged untrue statement or omission made in any Disclosure Material (exclusive of the Prospectus or any corrected or amended Prospectus or the Memorandum or any corrected or amended Memorandum) is eliminated or remedied in the Prospectus or the Memorandum or, with respect to any Time of Sale Information only, by the delivery of a Corrected Free Writing Prospectus prior to the Time of Sale (in each case, as corrected or amended, if applicable), as applicable, and (y) a copy of the Prospectus, Memorandum or Corrected Free Writing Prospectus (in each case, as corrected or amended, if applicable), as applicable, shall not have been sent to such person at or prior to the Time of Sale of such Certificates, and (z) in the case of a corrected or amended Prospectus, Memorandum or Corrected Free Writing Prospectus, such Underwriter or Initial Purchasers received electronically or in writing notice of such untrue statement or omission and updated information concerning the untrue statement or omission at least one Business Day prior to the Time of Sale.  The Seller shall, subject to clause (c) below, reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                    (b)          For purposes of this Agreement, “Registration Statement” shall mean such registration statement No. 333-131262 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; “Base Prospectus” shall mean the prospectus dated May 18, 2006, as supplemented by the prospectus supplement dated June 20, 2006 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the Registered Certificates, including all annexes thereto; “Preliminary Prospectus Supplement” shall mean the free writing prospectus dated June 9, 2006 consisting of the preliminary free writing prospectus, including the base prospectus, dated May 18, 2006 attached thereto, as supplemented and corrected by that certain free writing prospectus dated June 16, 2006, “Preliminary Memorandum” shall mean the preliminary private placement memorandum dated June 16, 2006, relating to the Non-Registered Certificates, including all annexes thereto; “Memorandum” shall mean the private placement memorandum dated June 20, 2006, relating to the Non-Registered Certificates, including all exhibits thereto; “Registered Certificates” shall mean the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class X-P, Class A-M, Class A-J, Class B, Class C and Class D Certificates; “Non-Registered Certificates” shall mean the Certificates other than the Registered Certificates; “Diskette” shall mean the diskette or compact disc attached to each of the Preliminary Prospectus Supplement, the Prospectus and the Memorandum; and “Data File” shall mean the compilation of information and data regarding the Mortgage Loans covered by the Agreed Upon Procedures Letters dated June 9, 2006, as supplemented on June 16, 2006, and rendered by KPMG LLP (a “hard copy” of which Data File was initialed on behalf of the Seller and the Purchaser).  “Free Writing Prospectus” shall mean a “free writing prospectus” as such term is defined pursuant to Rule 405 under the 1933 Act.  “Corrected Free Writing Prospectus” shall mean a Free Writing Prospectus that corrects any previous Free Writing Prospectus prepared by or on behalf of any Underwriter and delivered to any purchaser that contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading.  “Time of Sale” shall mean the time at which sales to investors of the Certificates were first made as determined in accordance with Rule 159 of the 1933 Act.  “Time of Sale Information” shall mean each free writing prospectus listed on Exhibit B hereto.  “Issuer Information” shall have the meaning given to such term in Rule 433(h) under the 1933 Act (as discussed by the Securities and Exchange Commission (the “Commission”) in footnote 271 of the Commission’s Securities Offering Reform Release No. 33—8591).  “Regulation AB” shall have the meaning as defined in Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123 of the 1933 Act, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

                    (c)          As promptly as reasonably practicable after receipt by any person entitled to indemnification under this Section 7 (an “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the “indemnifying party”) under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 7(a) (except to the extent that such omission has prejudiced the indemnifying party in any material respect) or from any liability which it may have otherwise than under this Section 7.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser, the Underwriters and the Initial Purchasers, representing all the indemnified parties under Section 7(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).  Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel or any other expenses for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party without the consent of the indemnified party.

                    (d)          If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations (taking into account the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable considerations appropriate under the circumstances).  The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties; provided that no Underwriter or Initial Purchasers shall be obligated to contribute more than its share of underwriting discounts and commissions and other fees pertaining to the Certificates less any damages otherwise paid by such Underwriter or Initial Purchasers with respect to such loss, liability, claim, damage or expense.  It is hereby acknowledged that the respective Underwriters’ and Initial Purchasers’ obligations under this Section 7 shall be several and not joint.

For purposes of this Section, each person, if any, who controls an Underwriter or an Initial Purchasers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and such Underwriter’s or Initial Purchaser’s officers and directors, shall have the same rights to contribution as such Underwriter or Initial Purchaser, as the case may be, and each director of the Seller and each person, if any who controls the Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Seller.

                    (e)          The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7(d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses.  If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    (f)          The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, the Initial Purchasers, any of their respective directors or officers, or any person controlling the Purchaser, the Underwriters or the Initial Purchasers, and (iii) acceptance of and payment for any of the Certificates.

                    (g)          Without limiting the generality or applicability of any other provision of this Agreement, the Underwriters, the Initial Purchasers and their directors, officers and controlling parties shall be third-party beneficiaries of the provisions of this Section 7.

                    SECTION 8.          Costs.  The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the Seller’s pro rata portion of the aggregate of the following amounts (the Seller’s pro rata portion to be determined according to the percentage that the Wachovia Mortgage Loan Balance represents as of the Cut-Off Date Pool Balance):  (i) the costs and expenses of printing and delivering the Pooling and Servicing Agreement and the Certificates; (ii) the costs and expenses of printing (or otherwise reproducing) and delivering a final Prospectus, Term Sheet, Preliminary Prospectus Supplement, each other Free Writing Prospectus, Preliminary Memorandum and Memorandum relating to the Certificates; (iii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys’ fees); (iv) the filing fee charged by the Commission for registration of the Certificates so registered; (v) the fees charged by the Rating Agencies to rate the Certificates so rated; (vi) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Free Writing Prospectus, the Prospectus Supplement, the Preliminary Memorandum and the Memorandum, including in respect of the cost of obtaining any “comfort letters” with respect to such items; (vii) the reasonable out-of-pocket costs and expenses in connection with the qualification or exemption of the Certificates under state securities or “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any “Blue Sky” survey and in connection with any determination of the eligibility of the Certificates for investment by institutional investors and the preparation of any legal investment survey; (viii) the expenses of printing any such “Blue Sky” survey and legal investment survey; and (ix) the reasonable fees and disbursements of counsel to the Underwriters or Initial Purchasers; provided, however, Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof with respect to the Seller’s Mortgage Loans.  All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                    SECTION 9.          Grant of a Security Interest.  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller.  However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code of the applicable jurisdiction; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account (each as defined in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code of the applicable jurisdiction; and (v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons (other than the Trustee) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law.  The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                    SECTION 10.          Covenants of Purchaser.  The Purchaser shall provide the Seller with all forms of Disclosure Materials (including the Preliminary Prospectus Supplement, the final form of the Memorandum and the final form of the Prospectus Supplement) promptly upon any such document becoming available.

                    SECTION 11.          Notices.  All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the “Address for Notices” specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                    SECTION 12.          Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

                    SECTION 13.          Severability of Provisions.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                    SECTION 14.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

                    SECTION 15.          GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                    SECTION 16.          Attorneys Fees.  If any legal action, suit or proceeding is commenced between the Seller and the Purchaser regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees).  As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment.  If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

                    SECTION 17.          Further Assurances.  The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                    SECTION 18.          Successors and Assigns.  The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder.  The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Underwriters and the Initial Purchasers (each as intended third party beneficiaries hereof) and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7.  This Agreement is enforceable by the Underwriters, the Initial Purchasers and the other third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

                    SECTION 19.          Amendments.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party, or third party beneficiary, against whom such waiver or modification is sought to be enforced.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein, Section 2.01(d) thereof or the repurchase obligations or any other obligations of the Seller shall be effective against the Seller (in such capacity) unless the Seller shall have agreed to such amendment in writing.

                    SECTION 20.          Accountants’ Letters.  The parties hereto shall cooperate with KPMG LLP in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required by the Underwriting Agreement.

                    IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

SELLER

WACHOVIA BANK, NATIONAL ASSOCIATION CAPITAL CORPORATION

By:	/s/ Charles L. Culbreth

Name:	Charles L. Culbreth
Title:	Managing Director

Address for Notices:

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0166
Telecopier No.: (704) 383-1942
Telephone No.: (704) 374-6161

PURCHASER

WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

By:	/s/ H. Royer Culp, Jr.

Name:	H. Royer Culp, Jr.
Title:	Vice President

Address for Notices:

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0166
Telecopier No.: (704) 383-1942
Telephone No.: (704) 374-6161

SCHEDULE I

General Mortgage Representations and Warranties

                    For purposes of this Schedule I, the phrases “to the knowledge of the Seller” or “to the Seller’s knowledge” shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case:  (i) at the time of the Seller’s origination or acquisition of the particular Mortgage Loan, after the Seller having conducted such inquiry and due diligence into such matters as would be customarily performed by a prudent institutional commercial or multifamily, as applicable, mortgage lender; and (ii) subsequent to such origination, the Seller having utilized monitoring practices that would be utilized by a prudent commercial or multifamily, as applicable, mortgage lender and having made prudent inquiry as to the knowledge of the servicer servicing such Mortgage Loan on its behalf.  Also, for purposes of these representations and warranties, the phrases “to the actual knowledge of the Seller” or “to the Seller’s actual knowledge” shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf without any express or implied obligation to make inquiry.  All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Seller.  Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the failure to take such action by, the Seller or any servicer acting on its behalf.

1.

The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date and included all of the material information required by the definition of Mortgage Loan Schedule.

2.

As of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

3.

Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan.  Upon consummation of the transactions contemplated by this Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan (other than those rights to servicing and related compensation as reflected in the Mortgage Loan Schedule) free and clear of any pledge, lien or security interest.

4.	The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

5.

Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Mortgage Loan is a legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  The related Mortgage Note and Mortgage contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Mortgage Loan to any other Person.  With respect to any Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an Assignment of Leases.

6.

As of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, and the Seller has no knowledge of such rights, defenses or counterclaims having been asserted.

7.

Each related assignment of Mortgage and assignment of Assignment of Leases from the Seller to the Trustee constitutes the legal, valid and binding first priority assignment from the Seller, except as such enforcement may be limited by bankruptcy, insolvency, redemption, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  Each Mortgage and Assignment of Leases is freely assignable.

8.

Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the exceptions set forth in paragraph (5) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,

(c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (12) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is a Crossed Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property.  Except with respect to Crossed Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Mortgaged Property or such Mortgage Loan.

9.

UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property located on the Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Mortgage Loan) material to the value of the Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

10.

All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.  For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

11.

In the case of each Mortgage Loan, one or more engineering assessments were performed and prepared by an independent engineering consultant firm, which visited the related Mortgaged Property not more than 12 months prior to the origination date of the related Mortgage Loan, and, except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the Purchaser or its designee, the related Mortgaged Property is, to the Seller’s knowledge, relying solely on the review of such engineering assessment(s), in good repair, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan.  If an engineering report revealed any such damage or deficiencies, material deferred maintenance or other similar conditions as described in the preceding sentence either (1) an escrow of funds equal to at least 125% of the amount estimated to effect the necessary repairs, or such other amount as a prudent commercial mortgage lender would deem appropriate under the circumstances was required or a letter of credit in such amount was obtained or (2) such repairs and maintenance have been completed.  As of the date of origination of such Mortgage Loan, there was no proceeding pending, and subsequent to such date, the Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan.

12.

The Seller has received an ALTA lender’s title insurance policy or a comparable form of lender’s title insurance policy (or if such policy has not yet been issued, such insurance may be evidenced by escrow instructions, a “marked up” pro forma or specimen policy or title commitment, in either case, marked as binding and countersigned by the title insurer or its authorized agent at the closing of the related Mortgage Loan) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), which to the Seller’s knowledge, was issued by a title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located to the extent required, insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan on the Mortgagor’s fee simple interest (or, if applicable, leasehold interest) in the portion of the Mortgaged Property comprised of real estate, subject only to the Title Exceptions.  Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan. No claims have been made under such Title Insurance Policy.  Such Title Insurance Policy is in full force and effect, provides that the originator of the related Mortgage Loan, its successors or assigns is the sole named insured, and all premiums thereon have been paid.  The Seller has not done, by act or omission, and the Seller has no knowledge of, anything that would impair the coverage under such Title Insurance Policy.  Immediately following the transfer and assignment of the related Mortgage Loan to the Purchaser (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Insurance Policy will inure to the benefit of the Purchaser without the consent of or notice to the title insurer. Such Title Insurance

Policy contains no material exclusions for, or affirmatively insures against any losses arising from (other than in jurisdictions in which affirmative insurance is unavailable) (a) access to public roads, (b) that there are no material encroachments of any part of the building thereon over easements and (c) that the land shown on the survey is the same as the property legally described in the Mortgage.

13.

Each Mortgaged Property was covered by (1) a fire and extended perils included within the classification “All Risk of Physical Loss” insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million.  An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 475-year lookback with a 10% probability of exceedance in a 50-year period.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A-:V” (or the equivalent) by A.M. Best Company or “BBB-” (or the equivalent) from S&P or Fitch. If the Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.  Such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Seller, all insurance coverage required under each Mortgage or related Mortgage Loan documents is in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller; and except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or related Mortgage Loan documents, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged Property with mortgagee or a third party custodian acceptable to the mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or (2) the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon.  To the Seller’s actual knowledge, the insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.  The insurance policies contain a standard mortgagee clause naming the originator of the related Mortgage Loan, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law.  Each Mortgage or related Mortgage Loan documents require that the Mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above, and permits the mortgagee to purchase such insurance at the Mortgagor’s expense if the Mortgagor fails to do so.  Additionally, for any Mortgage Loan having an unpaid principal balance equal to or greater than $15,000,000, the insurer has a claims paying ability rating from S&P or Fitch of not less than “A-” (or the equivalent) or A.M. Best of not less than “A-:V” (or the equivalent).

14.

(A) Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and to the Seller’s actual knowledge no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any paragraph of this Schedule I or in any paragraph of Schedule II, and (B) the Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, except for a written waiver contained in the related Mortgage File being delivered to the Purchaser, and no such waiver has been granted since the later of: (a) the date upon which the due diligence file related to the applicable Mortgage Loan was delivered to  American Capital Strategies, Ltd., or an affiliate, or (b) the date of the origination of such Mortgage Loan, and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage File no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

15.

As of the Closing Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

16.

Except with respect to ARD Loans, which provide that the rate at which interest accrues thereon increases after the Anticipated Repayment Date, the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan is a fixed rate.

17.

Each related Mortgage or related Mortgage Loan documents do not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage or related Mortgage Loan documents.

18.

Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Closing Date.  For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable.  However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.  The related Mortgaged Property, if acquired by a REMIC in connection with the default or imminent default of such Mortgage Loan and if operated in accordance with Treasury Regulations Section 1.856-6, would constitute “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

19.

One or more environmental site assessments or updates thereof (meeting American Society for Testing and Materials (ASTM) standards) were performed by an environmental consulting firm independent of the Seller and the Seller’s affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).  If any such environmental report identified any Recognized Environmental Condition (REC), as that term is defined in the Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Process Designation:  E 1527-00, as recommended by the American Society for Testing and Materials (ASTM), with respect to the related Mortgaged Property and the same have not been subsequently addressed in all material respects, then either (i) an escrow of 100% or more of the amount identified as necessary by the environmental consulting firm to address the REC is held by the Seller for purposes of effecting same (and the Mortgagor has covenanted in the Mortgage Loan documents to perform such work), (ii) the related Mortgagor or other responsible party having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation, (iii) the Mortgagor has provided an environmental insurance policy, (iv) an operations and maintenance plan has been or will be implemented or (v) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation.  All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier or insurance broker issuing such policy prior to the issuance of such policy.  The Mortgage Loan documents require the Mortgagor to comply with all applicable environmental laws and each Mortgagor has agreed to indemnify the mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such laws or has provided environmental insurance.

20.

Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or similar law affecting the right of creditors and the application of principles of equity.

21.	No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

22.

Each Mortgage Loan is a whole loan (except in respect to each Co-Lender Loan) and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or, other than the ARD Loans, provide for negative amortization.  The Seller holds no preferred equity interest.

23.

The Mortgage or related Mortgage Loan documents contain a “due on sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgaged Property, or any equity interest in the related Mortgagor, is directly or indirectly transferred, sold or pledged, other than by reason of family and estate planning transfers, transfers of less than a controlling interest (as such term is defined in the related Mortgage Loan documents) in the Mortgagor, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Mortgagor, transfers among affiliated Mortgagors with respect to Crossed Loans or multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan (such as pledges of ownership interests that do not result in a change of control).  The Mortgage or related Mortgage Loan documents require the Mortgagor to pay all reasonable fees and expenses associated with securing the consents or approvals described in the preceding sentence including the cost of any required counsel opinions relating to REMIC or other securitization and tax issues and any applicable Rating Agency fees.

24.

Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or rescission has occurred since the date upon which the due diligence file related to the applicable Mortgage Loan was delivered to American Capital Strategies, Ltd., or an affiliate.

25.	Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

26.

Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage.  The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor of not less than 125% of the related allocated loan amount of such Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon defeasance permitted under the terms of such Mortgage Loan by means of substituting for the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) “government securities”, as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Mortgage Loan in accordance with its terms, (d) upon substitution of a replacement property with respect to such Mortgage Loan as set forth on Schedule 26, (e) where release is conditional upon the satisfaction of certain objective underwriting and legal requirements, the satisfaction of which would be acceptable to a reasonably prudent commercial mortgage lender and the payment of a release price that represents at least 125% of the appraised value of such Mortgaged Property or (f) releases of unimproved out-parcels or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the security for the Mortgage Loan and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan.

27.

To the Seller’s knowledge, as of the date of origination of such Mortgage Loan, based on an opinion of counsel, an endorsement to the related title policy, a zoning letter or a zoning report, and, to the Seller’s knowledge, as of the Cut-Off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property, the improvements thereon or the use and occupancy thereof which would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property which are not covered by title insurance.  Any non-conformity with zoning laws constitutes a legal non-conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to the full extent of the use or structure at the time of such casualty, or for which law and ordinance insurance coverage has been obtained in amounts customarily required by prudent commercial mortgage lenders, or such non-conformity does not materially and adversely affect the use, operation or value of the Mortgaged Property.

28.

To the Seller’s actual knowledge based on surveys and/or the title policy referred to herein obtained in connection with the origination of each Mortgage Loan, none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

29.

Each Mortgage Loan with an original principal balance over $5,000,000 requires the Mortgagor to be for at least for so long as the Mortgage Loan is outstanding and, to Seller’s actual knowledge, each Mortgagor is, a Single-Purpose Entity.  For this purpose, “Single-Purpose Entity” means a person, other than an individual, whose organizational documents provide, or which entity represented and covenanted in the related Mortgage Loan documents, substantially to the effect that such Mortgagor (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan documents; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person;  and (iv) holds itself out as being a legal entity, separate and apart from any other person.  With respect to each Mortgage Loan with an original principal balance over $15,000,000, the organizational documents of the related Mortgagor provide substantially to the effect that such Mortgagor (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan documents; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person;  and (iv) holds itself out as being a legal entity, separate and apart from any other person.  Each such Mortgage Loan having an original principal balance of $20,000,000 or more has a counsel’s opinion regarding non-consolidation of the Mortgagor in any insolvency proceeding involving any other party.  The organizational documents of any Mortgagor on a Mortgage Loan having an original principal balance of $15,000,000 or more which is a single member limited liability company provide that the Mortgagor shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member.  With respect to any such single member limited liability company, which is the Mortgagor on a Mortgage Loan having an original principal balance of $15,000,000 or more, the Mortgage Loan has an opinion of such Mortgagor’s counsel confirming that the law of the jurisdiction in which such single member limited liability company was organized permits such continued existence upon such bankruptcy, dissolution, liquidation or death of the sole member of the Mortgagor.

30.

No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by the Seller to the Mortgagor and, to the Seller’s actual knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

31.

As of the date of origination and, to the Seller’s actual knowledge, as of the Cut-Off Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Mortgage Loan or the security intended to be provided by the Mortgage Loan documents or the current use of the Mortgaged Property.

32.

As of the date of origination, and, to the Seller’s actual knowledge, as of the Cut Off Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

33.

The Mortgage Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for on such Mortgage Loan (other than an ARD Loan  after the Anticipated Repayment Date) complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

34.

Except with respect to the Companion Loan of any Co-Lender Loan, the related Mortgage Note is not secured by any collateral that secures a Mortgage Loan that is not in the Trust Fund and each Crossed Loan is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

35.

The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Mortgage Loan, (ii) the value of such improvements on the related Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

36.

All escrow deposits and payments required pursuant to the Mortgage Loan as of the Closing Date required to be deposited with the Seller in accordance with the Mortgage Loan documents have been so deposited, are in the possession, or under the control, of the Seller or its agent and there are no deficiencies in connection therewith.

37.

To the Seller’s actual knowledge, based on the due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial and multifamily mortgage lending institutions with respect to the related geographic area and properties comparable to the related Mortgaged Property, as of the date of origination of the Mortgage Loan, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property by the related Mortgagor, and, as of the Cut-Off Date, the Seller has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations.  The Mortgage Loan documents require the Mortgagor to maintain all such licenses, permits, authorizations and franchises.

38.

The origination (or acquisition, as the case may be), servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.

39.

Except for Mortgagors under Mortgage Loans the Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Mortgaged Property.

40.

The Mortgage Loan documents for each Mortgage Loan provide that each Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor who is a natural person accepts responsibility for fraud and/or other intentional material misrepresentation and environmental indemnity.  Furthermore, the Mortgage Loan documents for each Mortgage Loan provide that the related Mortgagor and an additional guarantor, who is a natural person, shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the mortgagee or applied to the Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Mortgage Loan documents.

41.

Subject to the exceptions set forth in paragraph (5) and upon possession of the Mortgaged Property as required under applicable state law, the Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

42.	With respect to such Mortgage Loan, any Prepayment Premium and Yield Maintenance Charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

43.

If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan permits defeasance (1) no earlier than two years after the Closing Date and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note.  Such Mortgage Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages.  In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral.  The related Mortgage Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Mortgage Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) an Opinion of Counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates.  Notwithstanding the foregoing, some of the Mortgage Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC Opinion of Counsel.

44.

To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

45.	Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan.

46.

Except with respect to the Companion Loan of any Co-Lender Loan, none of the Mortgaged Properties is encumbered, and none of the Mortgage Loan documents permits the related Mortgaged Property to be encumbered subsequent to the Closing Date without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Cut-Off Date of the related Mortgage Loan).

47.

Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

48.

An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Mortgage Loan was originated.

49.

In the origination and servicing of the Mortgage Loan, neither Seller nor any prior holder of the Mortgage Loan participated in any fraud or intentional material misrepresentation with respect to the Mortgage Loan.  To Seller’s knowledge, no Mortgagor or guarantor originated a Mortgage Loan.

50.

Each Mortgage or related Mortgage Loan documents require the Mortgagor upon request to provide the owner or holder of the Mortgage with quarterly (except for some Mortgage Loans with an original principal balance less than $5,000,000) and annual operating statements (or a balance sheet and statement of income and expenses), rent rolls (if there is more than one tenant) and related information, which annual financial statements for all Mortgage Loans with an outstanding principal balance greater than $20,000,000 are required to be audited by an independent certified public accountant.

51.	Each Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Mortgaged Property is currently being utilized.

52.	If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor policy, then:

(a) the Seller:

(i)

has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the “pollution conditions” (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller’s possession or are otherwise known to the Seller; or

(ii) has delivered or caused to be delivered to the insurer or its agent under such policy copies of all environmental reports in the Seller’s possession related to such Mortgaged Property;

in each case, with respect to (i) or (ii), to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Mortgagor’s ability to recover under such policy;

	(b)	all premiums for such insurance have been paid;

	(c)	such insurance is in full force and effect;

	(d)	such insurance has a term of at least five years beyond the maturity date (or the Anticipated Repayment Date for ARD Loans) of such Mortgage Loan;

(e)

an environmental report, a property condition report or an engineering report was prepared that included an assessment for lead based paint (“LBP”) (in the case of a multifamily property built prior to 1978), asbestos containing materials (“ACM”) (in the case of any property built prior to 1985) and radon gas (“RG”) (in the case of a multifamily property) at such Mortgaged Property and (ii) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting such Mortgaged Property, then, except as otherwise described on Schedule II, (A) the related Mortgagor was required to remediate such condition or circumstance prior to the closing of the subject Mortgage Loan, or (B) the related Mortgagor was required to provide additional security reasonably estimated to be adequate to cure such condition or circumstance, or (C) such report did not recommend any action requiring the expenditure of any material funds and the related Mortgage Loan documents require the related Mortgagor to establish an operations and maintenance plan with respect to such condition or circumstance after the closing of such Mortgage Loan; and

	(f)	rights under such policy inure to the benefit of the Purchaser.

53.

Each Mortgage Loan is secured by the fee interest in the related Mortgaged Property, except with respect to loan numbers 4, 6, 10, 18, 41, 96 and 100 listed on the Mortgage Loan Schedule, which Mortgage Loans are secured by the interest of the related Mortgagor as a lessee under a ground lease of a Mortgaged Property (a “Ground Lease”) (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the Mortgagor’s interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease) (or, with respect to loan numbers 5 and 30, which Mortgage Loans are secured by fee interests with respect to certain of the related Mortgaged Properties and ground leases with respect to other of the related Mortgaged Properties), but not by the related fee interest in such Mortgaged Property (the “Fee Interest”) and:

(a)

Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date, and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

(b)	Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions;

(c)

The Mortgagor’s interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Cut-Off Date) and, in the event that it is so assigned, is further assignable by the mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (or, if such consent is required, it has been obtained prior to the Cut-Off Date);

(d)

As of the Closing Date such Ground Lease is in full force and effect, and the Seller has not received notice (nor is the Seller otherwise aware) that any default has occurred under such Ground Lease as of the Cut-Off Date;

(e)

Seller or its agent has provided the lessor under the Ground Lease with notice of its lien, and such Ground Lease requires the lessor to give notice of any default by the lessee to the mortgagee, and such Ground Lease, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

(f)

The mortgagee under such Mortgage Loan is permitted a reasonable opportunity to cure any default under such Ground Lease (including where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease), which is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease, and all of the rights of the Mortgagor under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of the mortgagee;

(g)

Such Ground Lease has a current term (including one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Seller, its successors or assigns) which extends not less than 10 years beyond the amortization term of the related Mortgage Loan;

(h)

Such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

(i)

Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage Loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

(j)

Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

(k)

Such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such Mortgage Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns.

SCHEDULE II

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Exceptions to Representation 8:

Loans:		Description of Exception:
2	Prime Outlets Pool II

The Mortgage Loan is cross-collateralized and cross-defaulted with its Companion Loans, which are not included in the Mortgage Pool.  The Companion Loans are secured by the same Mortgaged Property and the same mortgage securing the related Mortgage Loan, and one Companion Loan is pari passu with the Mortgage Loan and the other Companion Loan is subordinate to the Mortgage Loan.

24	The Center Martinez	Certain tenants of the Mortgaged Property have been granted a right of first refusal and/or purchase option to purchase the related Mortgaged Property under the terms of the related lease agreements.
62	Wawa II Pool
95	Walgreens - Asheboro, NC
108	Office Depot - Greenville, MS

Exceptions to Representation 13:

Loans:		Description of Exception:
95	Walgreens - Asheboro, NC	The related Mortgage Loan documents permit the related Mortgagor to self insure.

Exceptions to Representation 17:

Loans:		Description of Exception:
2	Prime Outlets Pool II

The Mortgage Loan is cross-collateralized and cross-defaulted with its Companion Loans, which are not included in the Mortgage Pool.  The Companion Loans are secured by the same Mortgaged Property and the same mortgage securing the related Mortgage Loan, and one Companion Loan is pari passu with the Mortgage Loan and the other Companion Loan is subordinate to the Mortgage Loan.

Loans		Description of Exception:
1	The Woodlands Mall

Each Mortgage Loan is cross-collateralized and cross-defaulted with its related Companion Loan, which is not included in the Mortgage Pool.  In addition, the related Companion Loan is secured by the same Mortgaged Property and the same mortgage securing its related Mortgage Loan.

4	Chemed Center Leasehold
5	Tan-Tar-A Resort

Exceptions to Representation 23:

Loans:		Description of Exception:
15	Saddle Club Apartments	The related Mortgage Loan documents permit the transfer of certain direct or indirect interests in the Mortgagor, subject to certain conditions set forth in the related Mortgage Loan documents.

8	4 Becker Farm Road	The related Mortgage Loan documents permit the transfer of certain indirect interests in the Mortgagor, subject to certain conditions set forth in the related Mortgage Loan documents.
21	Reserve at Charles Place Apartments
22	Madison at Adams Farm Apartment Complex
25	Hickory Creek Apartments
28	Northbay Commerce Center
43	Potrero Business Center
45	PetSmart Pool
65	Chatham Wood Apartments Complex

3 14	Eastern Shore Centre Eastern Shore Plaza

The related Mortgage Loan documents permit the related Mortgagor to ground lease certain portions of the Mortgaged Property to any person or entity other than Mortgagor, subject to certain conditions set forth in the related Mortgage Loan documents.  In addition, the related Mortgage Loan documents permit the transfer of certain direct or indirect interests in the Mortgagor, subject to certain conditions set forth in the related Mortgage Loan documents.

Exceptions to Representation 26:

Loans:		Description of Exception:
17	HMA Lake Norman Medical Buildings

The related Mortgage Loan documents provide for the partial release of a portion of the Mortgaged Property in connection with a condominium conversion, subject to certain conditions set forth in the related Mortgage Loan documents.

1	The Woodlands Mall	The related Mortgage Loan documents permit a portion of the Mortgaged Property to be released, subject to certain conditions set forth in the related Mortgage Loan documents.
3	Eastern Shore Centre
14	Eastern Shore Plaza
24	The Center Martinez
60	Little Chute Warehouse South
72	Schofield Warehouse South
76	Taylor Park Shopping Center
91	North Hampton Mobile Home Park & Self Storage Facility
112	Mosinee Warehouse

38	River Terrace Inn - Napa, CA

The related Mortgage Loan documents permit a portion of the Mortgaged Property to be released to the Napa County Flood Control and Water Conservation District, subject to certain conditions set forth in the related Mortgage Loan documents.

1	The Woodlands Mall	The related Mortgage Loan documents permit a portion of the Mortgaged Property to be substituted, subject to certain conditions set forth in the related Mortgage Loan documents.
95	Walgreens - Asheboro, NC
101	Drexel Heritage Furniture
108	Office Depot - Greenville, MS
110	Office Depot - Dayton, OH

Exceptions to Representation 27:

Loans:		Description of Exception:
62	Wawa II Pool	The Mortgaged Property is legal non-conforming and no L&O insurance is in place for such Mortgaged Property.
65	Chatham Wood Apartment Complex

Exceptions to Representation 29:

Loans:		Description of Exception:
15	Saddle Club Apartments	The related Mortgage Loan documents waived the non-consolidation opinion requirement.
18	The Towers at Dadeland
20	4400 Jenifer Street
21	Reserve at Charles Place Apartments
22	Madison at Adams Farm Apartment Complex

15	Saddle Club Apartments	The related Mortgagor is not a bankruptcy remote special purpose entity.
18	The Towers of Dadeland
22	Madison at Adams Farm Apartment Complex
25	Hickory Creek Apartments
26	La Ventana Apartment Homes
28	Northbay Commerce Center
30	Hilton Garden Inn - Portland, ME
34	Lincoln Commerce Center
40	Sunrise Springs Apartment Homes
45	PetSmart Pool
64	Lantern Colonial Pool

Exceptions to Representation 40:

Loans		Description of Exception:
1	The Woodlands Mall	The Guarantor for each of these Mortgage Loans is not a natural person.
2	Prime Outlets Pool II
3	Eastern Shore Centre
4	Chemed Center Leasehold
5	Tan-Tar-A Resort
7	Chemed Center Fee
8	4 Becker Farm Rd
9	One Enterprise Center
10	Marriott - Tampa, FL
11	Northland Plaza
14	Eastern Shore Plaza
15	Saddle Club Apartments
21	Reserve at Charles Place Apartments
22	Madison at Adams Farm Apartment Complex
25	Hickory Creek Apartments
27	Mount Clare
28	Northbay Commerce Center
32	210 Clay Avenue
33	5 Becker Farm Rd
36	Lake Center IV
37	CarMax Merriam, KS
52	Weathersfield Commons
54	Marlo Plaza III
56	Vanguard Rental Car Facility
57	Wawa IV Pool
61	Gander Mountain Retail Store
62	Wawa II Pool
65	Chatham Wood Apartment Complex
66	Marlo Plaza II
76	Taylor Park Shopping Center
79	Sunrise Plaza
83	Cedar Point Apartments
85	51 Imclone Drive
95	Walgreens - Asheboro, NC
98	Hampton Inn -Wake Forest, NC
101	Drexel Heritage Furniture
108	Office Depot - Greenville, MS
110	Office Depot - Dayton, OH

21	Reserve at Charles Place Apartments	The Mortgagor obtained an environmental insurance policy in lieu of providing an environmental indemnity agreement.
28	Northbay Commerce Center

Loans:		Description of Exception:
1	The Woodlands Mall

There is no third-party guarantor other than the Mortgagor.  In addition, the related Mortgage Loan documents provide that, in the event that a certain anchor parcel is released from the lien of the Mortgage Loan documents, the related Mortgage Loan is recourse to an affiliate of the related Mortgagor up to an amount of $10,000,000.

45 64	PetSmart Pool Lantern Colonial Pool

The related Mortgage Loan documents provide that the related Mortgage Loan is recourse to the related Mortgagor to the extent of liability resulting from the Mortgaged Property not yet being a single tax parcel.

13	Washington Park Plaza

The related Mortgage Loan documents provide that the related Mortgage Loan is recourse to the Mortgagor up to an amount of $1,500,000 until certain financial conditions are satisfied under the related Mortgage Loan documents.

2	Prime Outlets Pool II	The related Mortgage Loan documents provide that the related Mortgage Loan is recourse to Prime Outlets Acquisition Company LLC, an affiliate of the Mortgagor, up to an amount of $45,000,000.

Exceptions to Representation 46:

Loans:		Description of Exception:
3	Eastern Shore Centre
4	Chemed Center Leasehold	The related Mortgage Loan documents permit future secondary debt secured by the Mortgaged Property subject to conditions set forth in the related Mortgage Loan documents.
14	Eastern Shore Plaza
26	La Ventana Apartment Homes
35	Silver Shadow Apartments
40	Sunrise Springs Apartment Homes
98	Hampton Inn - Wake Forest, NC

Exceptions to Representation 50:

Loans:		Description of Exception:
4	Chemed Center Leasehold	The related Mortgage Loan documents provide that audited annual financial statements are not required except during an event of default.
7	Chemed Center Fee

Loans:		Description of Exception:
8	4 Becker Farm Road	The related Mortgage Loan documents provide that audited annual financial statements are not required.
13	Washington Park Plaza
17	HMA Lake Norman Medical Buildings
18	The Towers at Dadeland
20	4400 Jenifer Street
21	Reserve at Charles Place Apartments
22	Madison at Adams Farm Apartment Complex

Exceptions to Representation 53(a):

Loans:		Description of Exception:
5	Tan-Tar-A Resort

The related Ground Lease is silent as to whether the interest thereunder may be encumbered by the related Mortgage or if consent of the lessor is required to so encumber the Ground Lease.  In addition, the related Ground Lease has not been recorded.

Exceptions to Representation 53(c):

Loans:		Description of Exception:
5 10	Tan-Tar-A Resort Marriott - Tampa, FL

The related Ground Lease is silent as to whether notice to and/or consent by the related lessor is required in connection with the assignment of Mortgagor’s interest in such Ground Lease to Mortgagee and its successors and assigns.

Exceptions to Representation 53(e):

Loans:		Description of Exception:
5	Tan-Tar-A Resort

The related Ground Lease is silent as to whether the lessor is required to give the Mortgagee notice of a default under such Ground Lease and whether notice of default is deemed effective against the Mortgagee unless a copy has been delivered to the Mortgagee.

Exceptions to Representation 53(f):

Loans:		Description of Exception:
5	Tan-Tar-A Resort

The related Ground Lease is silent as to whether the Mortgagee is permitted a reasonable opportunity to cure any default under such Ground Lease before the related lessor may terminate the related Ground Lease and whether the rights of the related Mortgagor under such Ground Lease may be exercised by the Mortgagee.

Exceptions to Representation 53(h):

Loans:		Description of Exception:
5	Tan-Tar-A Resort	The related Ground Lease is silent as to whether the lessor is required to enter into a new lease with the Mortgagee upon the termination of such Ground Lease.

18	The Towers of Dadeland	The related Ground Lease is silent as to whether the lessor is required to enter into a new lease with the Mortgagee upon the rejection of the Ground Lease in a bankruptcy proceeding.

Exceptions to Representation 53(i):

Loans:		Description of Exception:
5	Tan-Tar-A Resort	The related Ground Lease is silent as to the application of insurance or condemnation proceeds with respect to the related Mortgage Loan.

18	The Towers of Dadeland	The related Ground Lease permits the Mortgagee to control the application of condemnation proceeds, but not casualty proceeds.

Exceptions to Representation 53(k):

Loans:		Description of Exception:
5	Tan-Tar-A Resort

The related Ground Lease is silent as to whether such Ground Lease may be amended or modified without the consent of the Mortgagee and whether any amendment or modification is binding without the consent of the Mortgagee.

EXHIBIT A

Mortgage Loan Schedule

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	County

1	1	The Woodlands Mall(1)	1201 Lake Woodlands Parkway	The Woodlands	TX	77380	Montgomery
2	1	Prime Outlets Pool II(2)	Various	Various	Various	Various	Various
2.01		Prime Outlets at Birch Run	12240 South Beyer Road	Birch Run	MI	48415	Saginaw
2.02		Prime Outlets at Williamsburg	5715-62A Richmond Road	Williamsburg	VA	23188	James City
2.03		Prime Outlets at Hagerstown	495 Prime Outlets Boulevard	Hagerstown	MD	21740	Washington
3	1	Eastern Shore Centre	30500 Alabama Highway 181	Spanish Fort	AL	36527	Baldwin
4	1	Chemed Center Leasehold	255 Fifth Street	Cincinnati	OH	45202	Hamilton
5	1	Tan-Tar-A Resort (4)	State Road KK	Osage Beach	MO	65065	Camden
6	1	Lincoln Place	1601 Washington Avenue	Miami Beach	FL	33139	Miami-Dade
7	1	Chemed Center Fee	255 Fifth Street	Cincinnati	OH	45202	Hamilton
8	1	4 Becker Farm Road	4 Becker Farm Road	Roseland	NJ	07068	Essex
9	1	One Enterprise Center	225 Water Street West	Jacksonville	FL	32202	Duval
10	1	Marriott - Tampa, FL(4)	1001 North Westshore Boulevard	Tampa	FL	33607	Hillsborough
11	1	Northland Plaza(5)(6)	NE Corner of Sycamore Road & Barber Greene Road	DeKalb	IL	60115	DeKalb
12	1	Sunset Industrial Park	50 21st Street	Brooklyn	NY	11232	Kings
13	1	Washington Park Plaza	17748-17956 South Halsted Street	Homewood	IL	60430	Cook
14	1	Eastern Shore Plaza	10200 Eastern Shore Boulevard	Spanish Fort	AL	36527	Baldwin
15	2	Saddle Club Apartments	3730 South Mill Avenue	Tempe	AZ	85282	Maricopa
17	1	HMA Lake Norman Medical Buildings	134, 146, and 170 Medical Park Road	Mooresville	NC	28117	Iredell
18	1	The Towers of Dadeland(7)	8390 South Dixie Highway	Miami	FL	33143	Miami-Dade
19	1	The Cameron Brown Office Building(8)	301 South McDowell Street	Charlotte	NC	28204	Mecklenburg
20	1	4400 Jenifer Street(9)	4400 Jenifer Street, NW	Washington	DC	20015	District Of Columbia
21	2	Reserve at Charles Place Apartments	4701 Charles Place	Plano	TX	75093	Collin
22	2	Madison at Adams Farm Apartment Complex(10)	5202 Fox Hunt Drive	Greensboro	NC	27407	Guilford
23	1	1634 Eye Street(9)	1634 Eye Street NW	Washington	DC	20006	District Of Columbia
24	1	The Center Martinez	1029-1037 Arnold Drive	Martinez	CA	94553	Contra Costa
25	2	Hickory Creek Apartments(11)	2344 Hickory Creek Drive	Richmond	VA	23294	Henrico
26	2	La Ventana Apartment Homes	2901 N. Rainbow Boulevard	Las Vegas	NV	89108	Clark
27	1	Mount Clare(12)	1223 West Pratt Street	Baltimore	MD	21223	Baltimore City
28	1	Northbay Commerce Center	8975 Racetrack Road	Tampa	FL	33635	Hillsborough
29	1	Wilshire Rexford Plaza	9301 Wilshire Boulevard	Beverly Hills	CA	90210	Los Angeles
30	1	Hilton Garden Inn - Portland, ME(13)	65 Commercial Street	Portland	ME	04101	Cumberland
32	1	210 Clay Avenue	210 Clay Avenue	Lyndhurst	NJ	07071	Bergen
33	1	5 Becker Farm Road	5 Becker Farm Road	Roseland	NJ	07068	Essex
34	1	Lincoln Commerce Center(14)	2110, 2120, 2230, 2140 South 7th Avenue	Phoenix	AZ	85007	Maricopa
35	2	Silver Shadow Apartments	8301 W. Charleston Boulevard	Las Vegas	NV	89117	Clark
36	1	Lake Center IV	401 Route 73 North	Marlton	NJ	08053	Burlington
37	1	CarMax Merriam, KS	6801 East Frontage Road	Merriam	KS	66204	Johnson
38	1	River Terrace Inn - Napa, CA	1600 Soscal Avenue	Napa	CA	94559	Napa
39	2	Westfield Apartments	14405 Rio Bonito	Houston	TX	77083	Harris
40	2	Sunrise Springs Apartment Homes	4455 E. Twain Avenue	Las Vegas	NV	89121	Clark
41	1	1712 Eye Street(9)	1712 Eye Street NW	Washington	DC	20006	District Of Columbia
43	1	Potrero Business Center	1740-1760 Cesar Chavez	San Francisco	CA	94124	San Francisco
45	1	PetSmart Pool	Various	Various	Various	Various	Various
45.01		Sportsman's Warehouse	840 West Paradise Drive	West Bend	WI	53095	Washington
45.02		PetSmart & Dollar Tree	1460-1470 Koester Drive	Forsyth	IL	62535	Macon
49	1	Hilton Garden Inn - Columbus, GA	1500 Bradley Lake Boulevard	Columbus	GA	31904	Muscogee
50	1	Gallery Court	705-709 H Street, NW & 800-808 7th Street, NW	Washington	DC	20001	District Of Columbia
51	1	Value City Pool	Various	Various	Various	Various	Various
51.01		Value City - Warrensville Heights, OH	18525 Miles Road	Warrensville Heights	OH	44128	Cuyahoga

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)	Number of Units	Unit of Measure

1	1	The Woodlands Mall(1)	175,000,000.00	IO	3 (once every 12 months)	5.9140%	611,556	Sq. Ft.
2	1	Prime Outlets Pool II(2)	150,000,000.00	879,680.66		5.7953%	1,517,440	Sq. Ft.
2.01		Prime Outlets at Birch Run					682,312	Sq. Ft.
2.02		Prime Outlets at Williamsburg					349,787	Sq. Ft.
2.03		Prime Outlets at Hagerstown					485,341	Sq. Ft.
3	1	Eastern Shore Centre	73,000,000.00	450,898.86		6.2800%	432,689	Sq. Ft.
4	1	Chemed Center Leasehold	61,000,000.00	370,839.69		6.1300%	551,470	Sq. Ft.
5	1	Tan-Tar-A Resort (4)	49,900,000.00	322,324.78		6.7100%	497	Rooms
6	1	Lincoln Place	49,600,000.00	293,244.25		5.8700%	139,887	Sq. Ft.
7	1	Chemed Center Fee	45,000,000.00	IO		6.0300%	551,470	Sq. Ft.
8	1	4 Becker Farm Road	43,000,000.00	265,317.98		6.2700%	281,762	Sq. Ft.
9	1	One Enterprise Center	41,600,000.00	250,215.95		6.0300%	318,997	Sq. Ft.
10	1	Marriott - Tampa, FL(4)	37,800,000.00	235,699.22		6.3700%	310	Rooms
11	1	Northland Plaza(5)(6)	32,700,000.00	196,684.17		6.0300%	303,013	Sq. Ft.
12	1	Sunset Industrial Park	32,000,000.00	201,420.71		6.4600%	321,314	Sq. Ft.
13	1	Washington Park Plaza	30,600,000.00	IO		5.9200%	233,560	Sq. Ft.
14	1	Eastern Shore Plaza	30,000,000.00	185,300.90		6.2800%	257,395	Sq. Ft.
15	2	Saddle Club Apartments	25,000,000.00	IO		6.3100%	514	Units
17	1	HMA Lake Norman Medical Buildings	22,000,000.00	129,085.67		5.8000%	145,489	Sq. Ft.
18	1	The Towers of Dadeland(7)	21,100,000.00	121,663.40		5.6400%	120	Units
19	1	The Cameron Brown Office Building(8)	21,000,000.00	137,184.17		6.8200%	182,624	Sq. Ft.
20	1	4400 Jenifer Street(9)	20,800,000.00	IO		5.9600%	82,583	Sq. Ft.
21	2	Reserve at Charles Place Apartments	20,475,000.00	IO		5.8900%	264	Units
22	2	Madison at Adams Farm Apartment Complex(10)	20,250,000.00	112,449.19		5.3000%	500	Units
23	1	1634 Eye Street(9)	19,250,000.00	IO		5.9600%	68,669	Sq. Ft.
24	1	The Center Martinez	19,100,000.00	114,882.80		6.0300%	114,258	Sq. Ft.
25	2	Hickory Creek Apartments(11)	18,500,000.00	102,731.36		5.3000%	294	Units
26	2	La Ventana Apartment Homes	18,200,000.00	105,632.88		5.7000%	258	Units
27	1	Mount Clare(12)	18,000,000.00	108,614.42		6.0600%	240,054	Sq. Ft.
28	1	Northbay Commerce Center	17,972,500.00	IO		5.4600%	97,644	Sq. Ft.
29	1	Wilshire Rexford Plaza	17,900,000.00	109,864.36		6.2200%	88,302	Sq. Ft.
30	1	Hilton Garden Inn - Portland, ME(13)	17,466,027.60	127,402.96		6.2000%	120	Rooms
32	1	210 Clay Avenue	16,000,000.00	98,722.97		6.2700%	121,203	Sq. Ft.
33	1	5 Becker Farm Road	15,500,000.00	95,637.88		6.2700%	118,408	Sq. Ft.
34	1	Lincoln Commerce Center(14)	15,000,000.00	IO		6.0400%	224,308	Sq. Ft.
35	2	Silver Shadow Apartments	14,950,000.00	86,769.86		5.7000%	202	Units
36	1	Lake Center IV	14,830,000.00	87,962.14		5.9000%	88,793	Sq. Ft.
37	1	CarMax Merriam, KS	14,175,000.00	IO		6.4800%	58,430	Sq. Ft.
38	1	River Terrace Inn - Napa, CA	14,000,000.00	86,291.48		6.2600%	106	Rooms
39	2	Westfield Apartments	13,950,000.00	81,142.75		5.7200%	424	Units
40	2	Sunrise Springs Apartment Homes	13,250,000.00	76,903.06		5.7000%	194	Units
41	1	1712 Eye Street(9)	11,700,000.00	IO		5.9600%	53,034	Sq. Ft.
43	1	Potrero Business Center	10,800,000.00	63,506.95		5.8200%	135,404	Sq. Ft.
45	1	PetSmart Pool	10,773,000.00	64,174.60		5.9400%	76,139	Sq. Ft.
45.01		Sportsman's Warehouse					46,052	Sq. Ft.
45.02		PetSmart & Dollar Tree					30,087	Sq. Ft.
49	1	Hilton Garden Inn - Columbus, GA	9,725,000.00	64,574.29		6.3200%	120	Rooms
50	1	Gallery Court	9,600,000.00	IO		6.4300%	26,355	Sq. Ft.
51	1	Value City Pool	9,600,000.00	58,984.03		6.2300%	286,165	Sq. Ft.
51.01		Value City - Warrensville Heights, OH					115,932	Sq. Ft.

Mortgage Loan Number	Loan Group Number	Property Name	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Ground Lease

1	1	The Woodlands Mall(1)	60	60	06/11/11	IO	IO	Fee
2	1	Prime Outlets Pool II(2)	120	118	04/11/16	360	360	Fee
2.01		Prime Outlets at Birch Run						Fee
2.02		Prime Outlets at Williamsburg						Fee
2.03		Prime Outlets at Hagerstown						Fee
3	1	Eastern Shore Centre	120	120	06/11/16	360	360	Fee
4	1	Chemed Center Leasehold	120	119	05/11/16	360	360	Leasehold
5	1	Tan-Tar-A Resort (4)	120	120	06/11/16	360	360	Both
6	1	Lincoln Place	120	120	06/11/16	360	360	Leasehold
7	1	Chemed Center Fee	120	119	05/11/16	IO	IO	Fee
8	1	4 Becker Farm Road	120	119	05/11/16	360	360	Fee
9	1	One Enterprise Center	120	119	05/11/16	360	360	Fee
10	1	Marriott - Tampa, FL(4)	120	120	06/11/16	360	360	Leasehold
11	1	Northland Plaza(5)(6)	120	120	06/11/16	360	360	Fee
12	1	Sunset Industrial Park	120	119	05/11/16	360	360	Fee
13	1	Washington Park Plaza	120	119	05/11/16	IO	IO	Fee
14	1	Eastern Shore Plaza	120	120	06/11/16	360	360	Fee
15	2	Saddle Club Apartments	60	60	06/11/11	IO	IO	Fee
17	1	HMA Lake Norman Medical Buildings	120	119	05/11/16	360	360	Fee
18	1	The Towers of Dadeland(7)	126	122	08/11/16	360	360	Leasehold
19	1	The Cameron Brown Office Building(8)	60	59	05/11/11	360	360	Fee
20	1	4400 Jenifer Street(9)	120	120	06/11/16	IO	IO	Fee
21	2	Reserve at Charles Place Apartments	120	120	06/11/16	IO	IO	Fee
22	2	Madison at Adams Farm Apartment Complex(10)	120	120	06/11/16	360	360	Fee
23	1	1634 Eye Street(9)	120	120	06/11/16	IO	IO	Fee
24	1	The Center Martinez	120	118	04/11/16	360	360	Fee
25	2	Hickory Creek Apartments(11)	120	120	06/11/16	360	360	Fee
26	2	La Ventana Apartment Homes	120	119	05/11/16	360	360	Fee
27	1	Mount Clare(12)	120	120	06/11/16	360	360	Fee
28	1	Northbay Commerce Center	120	119	05/11/16	IO	IO	Fee
29	1	Wilshire Rexford Plaza	120	120	06/11/16	360	360	Fee
30	1	Hilton Garden Inn - Portland, ME(13)	120	119	05/11/16	240	239	Both
32	1	210 Clay Avenue	120	119	05/11/16	360	360	Fee
33	1	5 Becker Farm Road	120	119	05/11/16	360	360	Fee
34	1	Lincoln Commerce Center(14)	120	119	05/11/16	IO	IO	Fee
35	2	Silver Shadow Apartments	120	119	05/11/16	360	360	Fee
36	1	Lake Center IV	120	120	06/11/16	360	360	Fee
37	1	CarMax Merriam, KS	120	120	06/11/16	IO	IO	Fee
38	1	River Terrace Inn - Napa, CA	120	120	06/11/16	360	360	Fee
39	2	Westfield Apartments	120	117	03/11/16	360	360	Fee
40	2	Sunrise Springs Apartment Homes	120	119	05/11/16	360	360	Fee
41	1	1712 Eye Street(9)	120	120	06/11/16	IO	IO	Leasehold
43	1	Potrero Business Center	120	119	05/11/16	360	360	Fee
45	1	PetSmart Pool	120	120	06/11/16	360	360	Fee
45.01		Sportsman's Warehouse						Fee
45.02		PetSmart & Dollar Tree						Fee
49	1	Hilton Garden Inn - Columbus, GA	120	120	06/11/16	300	300	Fee
50	1	Gallery Court	120	119	05/11/16	IO	IO	Fee
51	1	Value City Pool	120	120	06/11/16	360	360	Fee
51.01		Value City - Warrensville Heights, OH						Fee

Mortgage Loan Number	Loan Group Number	Property Name	Master Servicing Fee Rate	ARD Loan	Anticipated Repayment Date	Additional Interest Rate

1	1	The Woodlands Mall(1)	0.02000%	N
2	1	Prime Outlets Pool II(2)	0.02000%	N
2.01		Prime Outlets at Birch Run
2.02		Prime Outlets at Williamsburg
2.03		Prime Outlets at Hagerstown
3	1	Eastern Shore Centre	0.02000%	N
4	1	Chemed Center Leasehold	0.02000%	N
5	1	Tan-Tar-A Resort (4)	0.02000%	N
6	1	Lincoln Place	0.02000%	Y	6/11/2016	Greater of initial interest rate plus 5.0% or TCMYI plus 5.0%, increasing 0.25% annually
7	1	Chemed Center Fee	0.02000%	N
8	1	4 Becker Farm Road	0.02000%	N
9	1	One Enterprise Center	0.02000%	N
10	1	Marriott - Tampa, FL(4)	0.02000%	N
11	1	Northland Plaza(5)(6)	0.02000%	N
12	1	Sunset Industrial Park	0.02000%	N
13	1	Washington Park Plaza	0.02000%	N
14	1	Eastern Shore Plaza	0.02000%	N
15	2	Saddle Club Apartments	0.02000%	N
17	1	HMA Lake Norman Medical Buildings	0.02000%	N
18	1	The Towers of Dadeland(7)	0.02000%	N
19	1	The Cameron Brown Office Building(8)	0.02000%	N
20	1	4400 Jenifer Street(9)	0.02000%	N
21	2	Reserve at Charles Place Apartments	0.02000%	Y	6/11/2016	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%, not to exceed maximum lawful rate
22	2	Madison at Adams Farm Apartment Complex(10)	0.02000%	N
23	1	1634 Eye Street(9)	0.02000%	N
24	1	The Center Martinez	0.02000%	N
25	2	Hickory Creek Apartments(11)	0.02000%	N
26	2	La Ventana Apartment Homes	0.02000%	N
27	1	Mount Clare(12)	0.02000%	N
28	1	Northbay Commerce Center	0.02000%	Y	5/11/2016	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%
29	1	Wilshire Rexford Plaza	0.02000%	N
30	1	Hilton Garden Inn - Portland, ME(13)	0.02000%	N
32	1	210 Clay Avenue	0.02000%	N
33	1	5 Becker Farm Road	0.02000%	N
34	1	Lincoln Commerce Center(14)	0.01600%	N
35	2	Silver Shadow Apartments	0.02000%	N
36	1	Lake Center IV	0.02000%	N
37	1	CarMax Merriam, KS	0.02000%	Y	6/11/2016	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%
38	1	River Terrace Inn - Napa, CA	0.02000%	N
39	2	Westfield Apartments	0.06000%	N
40	2	Sunrise Springs Apartment Homes	0.02000%	N
41	1	1712 Eye Street(9)	0.02000%	N
43	1	Potrero Business Center	0.02000%	N
45	1	PetSmart Pool	0.02000%	N
45.01		Sportsman's Warehouse
45.02		PetSmart & Dollar Tree
49	1	Hilton Garden Inn - Columbus, GA	0.02000%	N
50	1	Gallery Court	0.02000%	N
51	1	Value City Pool	0.02000%	N
51.01		Value City - Warrensville Heights, OH

Mortgage Loan Number	Loan Group Number	Property Name	Loan Originator	Environmental Insurance	Cross Collateralized and Cross Defaulted Loan Flag	Prepayment Provisions	Early Defeasance	Secured by LC

1	1	The Woodlands Mall(1)	Wachovia	N		Y	N	N
2	1	Prime Outlets Pool II(2)	Wachovia	N		Y	N	N
2.01		Prime Outlets at Birch Run		N
2.02		Prime Outlets at Williamsburg		N
2.03		Prime Outlets at Hagerstown		N
3	1	Eastern Shore Centre	Wachovia	N		N	N	N
4	1	Chemed Center Leasehold	Wachovia	N		Y	N	N
5	1	Tan-Tar-A Resort (4)	Wachovia	N		Y	N	N
6	1	Lincoln Place	Wachovia	N		Y	N	N
7	1	Chemed Center Fee	Wachovia	N		Y	N	N
8	1	4 Becker Farm Road	Wachovia	N		Y	N	N
9	1	One Enterprise Center	Wachovia	N		Y	N	N
10	1	Marriott - Tampa, FL(4)	Wachovia	N		Y	N	N
11	1	Northland Plaza(5)(6)	Wachovia	N		Y	N	N
12	1	Sunset Industrial Park	Wachovia	N		Y	N	N
13	1	Washington Park Plaza	Wachovia	N		Y	N	N
14	1	Eastern Shore Plaza	Wachovia	N		N	N	N
15	2	Saddle Club Apartments	Wachovia	N		N	N	N
17	1	HMA Lake Norman Medical Buildings	Wachovia	N		Y	N	N
18	1	The Towers of Dadeland(7)	Wachovia	N		Y	N	N
19	1	The Cameron Brown Office Building(8)	Wachovia	N		Y	N	N
20	1	4400 Jenifer Street(9)	Wachovia	N		Y	N	N
21	2	Reserve at Charles Place Apartments	Wachovia	Y		N	N	N
22	2	Madison at Adams Farm Apartment Complex(10)	Wachovia	N		Y	N	N
23	1	1634 Eye Street(9)	Wachovia	N		Y	N	N
24	1	The Center Martinez	Wachovia	N		Y	N	Y
25	2	Hickory Creek Apartments(11)	Wachovia	N		Y	N	N
26	2	La Ventana Apartment Homes	Wachovia	N		Y	N	N
27	1	Mount Clare(12)	Wachovia	N		Y	N	N
28	1	Northbay Commerce Center	Wachovia	Y		N	N	N
29	1	Wilshire Rexford Plaza	Wachovia	N		Y	N	N
30	1	Hilton Garden Inn - Portland, ME(13)	Wachovia	N		Y	N	N
32	1	210 Clay Avenue	Wachovia	N		Y	N	N
33	1	5 Becker Farm Road	Wachovia	N		Y	N	N
34	1	Lincoln Commerce Center(14)	Wachovia	N		Y	N	N
35	2	Silver Shadow Apartments	Wachovia	N		Y	N	N
36	1	Lake Center IV	Wachovia	N		Y	N	N
37	1	CarMax Merriam, KS	Wachovia	N		Y	N	N
38	1	River Terrace Inn - Napa, CA	Wachovia	N		Y	N	N
39	2	Westfield Apartments	Wachovia	N		Y	N	N
40	2	Sunrise Springs Apartment Homes	Wachovia	N		Y	N	N
41	1	1712 Eye Street(9)	Wachovia	N		Y	N	N
43	1	Potrero Business Center	Wachovia	N		Y	N	N
45	1	PetSmart Pool	Wachovia	N		Y	N	N
45.01		Sportsman's Warehouse		N
45.02		PetSmart & Dollar Tree		N
49	1	Hilton Garden Inn - Columbus, GA	Wachovia	N		Y	N	N
50	1	Gallery Court	Wachovia	N		Y	N	N
51	1	Value City Pool	Wachovia	N		Y	N	N
51.01		Value City - Warrensville Heights, OH		N

Mortgage Loan Number	Loan Group Number	Property Name	Interest Accrual Method	Lockbox	Annual Deposit to Replacement Reserves	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote

1	1	The Woodlands Mall(1)	Actual/360	Day 1
2	1	Prime Outlets Pool II(2)	Actual/360	Day 1	242,040	1,303,125		(3)
2.01		Prime Outlets at Birch Run
2.02		Prime Outlets at Williamsburg
2.03		Prime Outlets at Hagerstown
3	1	Eastern Shore Centre	Actual/360	Springing	33,250			(3)
4	1	Chemed Center Leasehold	Actual/360	Springing	82,716		1,000,000
5	1	Tan-Tar-A Resort (4)	Actual/360	Day 1	1,147,278	42,500
6	1	Lincoln Place	Actual/360	Day 1
7	1	Chemed Center Fee	Actual/360	Springing
8	1	4 Becker Farm Road	Actual/360		42,264	112,500		(3)
9	1	One Enterprise Center	Actual/360	Day 1	47,850			(3)
10	1	Marriott - Tampa, FL(4)	Actual/360	Day 1	694,808
11	1	Northland Plaza(5)(6)	Actual/360	Springing	44,616	15,000
12	1	Sunset Industrial Park	Actual/360	Day 1	32,131	21,250		(3)
13	1	Washington Park Plaza	Actual/360		23,342			(3)
14	1	Eastern Shore Plaza	Actual/360		25,740
15	2	Saddle Club Apartments	Actual/360		68,876
17	1	HMA Lake Norman Medical Buildings	Actual/360	Springing	7,564			(3)
18	1	The Towers of Dadeland(7)	Actual/360		24,000		67,500
19	1	The Cameron Brown Office Building(8)	Actual/360	Day 1	18,262		2,000,000
20	1	4400 Jenifer Street(9)	Actual/360		12,387			(3)
21	2	Reserve at Charles Place Apartments	Actual/360	Day 1	59,235
22	2	Madison at Adams Farm Apartment Complex(10)	Actual/360	Springing	100,000
23	1	1634 Eye Street(9)	Actual/360		10,987	7,500	350,000	(3)
24	1	The Center Martinez	Actual/360	Day 1	14,854
25	2	Hickory Creek Apartments(11)	Actual/360	Springing	58,800	239,470
26	2	La Ventana Apartment Homes	Actual/360		63,899
27	1	Mount Clare(12)	Actual/360	Springing	36,008	228,125	500,000
28	1	Northbay Commerce Center	Actual/360	Day 1		107,650
29	1	Wilshire Rexford Plaza	Actual/360		27,565	22,938		(3)
30	1	Hilton Garden Inn - Portland, ME(13)	Actual/360		250,287	8,250
32	1	210 Clay Avenue	Actual/360		24,241	49,325		(3)
33	1	5 Becker Farm Road	Actual/360		17,751	10,000		(3)
34	1	Lincoln Commerce Center(14)	Actual/360		22,431			(3)
35	2	Silver Shadow Apartments	Actual/360		47,871
36	1	Lake Center IV	Actual/360	Springing	9,767		1,000,000
37	1	CarMax Merriam, KS	Actual/360	Springing
38	1	River Terrace Inn - Napa, CA	Actual/360		201,824
39	2	Westfield Apartments	Actual/360		106,000	26,625
40	2	Sunrise Springs Apartment Homes	Actual/360		47,582	63,250
41	1	1712 Eye Street(9)	Actual/360		11,667			(3)
43	1	Potrero Business Center	Actual/360	Day 1	25,733		400,000
45	1	PetSmart Pool	Actual/360		7,611
45.01		Sportsman's Warehouse
45.02		PetSmart & Dollar Tree
49	1	Hilton Garden Inn - Columbus, GA	Actual/360		159,179
50	1	Gallery Court	Actual/360	Day 1	4,740		200,000	(3)
51	1	Value City Pool	Actual/360	Day 1				(3)
51.01		Value City - Warrensville Heights, OH

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	Country

51.02		Value City - Indianapolis, IN	6002 East 38th Street	Indianapolis	IN	46226	Marion
51.03		Value City - Alliance, OH	1425 East State Street	Alliance	OH	44601	Stark
52	1	Weathersfield Commons	1681 Main Street	Dunedin	FL	34698	Pinellas
53	2	The Falls at Quail Lake Apartments(15)	884 Quail Lake Circle	Colorado Springs	CO	80906	El Paso
54	1	Marlo Plaza III	701 Rockville Pike	Rockville	MD	20852	Montgomery
55	2	Pinnacle View Apartments	7600 Montgomery Boulevard NE	Albuquerque	NM	87109	Bernalillo
56	1	Vanguard Rental Car Facility	3600 Naturally Fresh Boulevard	Atlanta	GA	30349	Fulton
57	1	Wawa IV Pool	Various	Various	Various	Various	Various
57.01		Wawa - Newark, DE	2754 Pulaski Highway	Newark	DE	19702	New Castle
57.02		Wawa - Vineland, NJ	501 North Delsea Drive	Vineland	NJ	08360	Cumberland
57.03		Wawa - Clifton Heights, PA	5337 Baltimore Pike	Clifton Heights	PA	19018	Delaware
58	1	Skyline Plaza	2835-2897 East Thousand Oaks Boulevard	Thousand Oaks	CA	91362	Ventura
60	1	Little Chute Warehouse South	2101 Bohm Drive	Little Chute	WI	54140	Outagamie
61	1	Gander Mountain Retail Store	19820 Hempstead Road	Houston	TX	77065	Harris
62	1	Wawa II Pool	Various	Various	Various	Various	Various
62.01		Wawa - Manahawkin, NJ	470 North Main Street	Manahawkin	NJ	08050	Ocean
62.02		Wawa - Narberth, PA	949 Montgomery Avenue	Narberth	PA	19072	Montgomery
62.03		Wawa - Hockessin, DE	605 Yorklyn Road	Hockessin	DE	19707	New Castle
64	2	Lantern Colonial Pool	Various	Lincolnton	NC	28092	Lincoln
64.01		Colonial Village Apartments	324 Colonial Village Drive	Lincolnton	NC	28092	Lincoln
64.02		Lantern Ridge Apartments	202 Lantern Ridge Drive	Lincolnton	NC	28092	Lincoln
65	2	Chatham Wood Apartment Complex(16)	808 Lakecrest Avenue	High Point	NC	27265	Guilford
66	1	Marlo Plaza II	13450-13472 Baltimore Avenue	Laurel	MD	20707	Prince George's
68	2	The Tree Tops Apartments	4510 & 4530 Briar Hollow Place	Houston	TX	77027	Harris
69	2	The Cottages of Monroe(17)	1633 Breedlove Drive	Monroe	GA	30655	Walton
71	1	209 West 38th Street	209 West 38th Street	New York	NY	10018	New York
72	1	Schofield Warehouse South	3605 Concord Avenue	Weston	WI	54476	Marathon
73	2	Pines Point Apartments	3102 Oradell Lane	Dallas	TX	75220	Dallas
76	1	Taylor Park Shopping Center	2321 Taylor Park Drive	Reynoldsburg	OH	43068	Fairfield
79	1	Sunrise Plaza	2451 Pablo Kisel Boulevard	Brownsville	TX	78526	Cameron
83	2	Cedar Point Apartments	3154 Berry Lane	Roanoke	VA	24018	Roanoke
85	1	51 Imclone Drive	51 Imclone Drive	Branchburg	NJ	08876	Somerset
87	1	Sav-On - Los Angeles, CA	2419 Workman Street	Los Angeles	CA	90031	Los Angeles
88	1	Mainstay Inn & Suites - Roanoke, VA	5080 Valley View Boulevard	Roanoke	VA	24012	Roanoke City
91	1	North Hampton Mobile Home Park & Self Storage Facility(18)	203 Lafayette Road	North Hampton	NH	03862	Rockingham
93	1	BSK Self-Storage Facility	1150 West Street	Valparaiso	IN	46385	Porter
94	1	Comfort Inn - Roanoke, VA	5070 Valley View Boulevard	Roanoke	VA	24012	Roanoke City
95	1	Walgreens - Asheboro, NC	207 North Fayetteville Street	Asheboro	NC	27203	Randolph
96	1	Holiday Inn Express - Lexington, VA	850 North Lee Highway	Lexington	VA	24450	Rockbridge
98	1	Hampton Inn - Wake Forest, NC(19)	12318 Wake Union Church Road	Wake Forest	NC	27587	Wake
100	1	Comfort Inn - Grundy, VA	Route 460 and Main Street	Grundy	VA	24614	Buchanan
101	1	Drexel Heritage Furniture	3000 Second Avenue NW	Hickory	NC	28601	Catawba
103	1	Sleep Inn Hotel - Staunton, VA	222 Jefferson Highway	Staunton	VA	24401	Augusta
106	1	Stor-N-Lock - Boise, ID	4400 West State Street	Boise	ID	83703	Ada
108	1	Office Depot - Greenville, MS	1662 Highway 1S	Greenville	MS	38701	Washington
109	1	Stor-N-Lock - Taylorsville, UT	4930 South Redwood Road	Taylorsville	UT	84123	Salt Lake
110	1	Office Depot - Dayton, OH	3498 York Commons Boulevard	Dayton	OH	45414	Montgomery
112	1	Mosinee Warehouse	950 South Park View Circle	Mosinee	WI	54455	Marathon
115	2	Hermitage Apartments	2130 Westmead Drive	Decatur	AL	35603	Morgan
116	1	SSA - Gastonia, NC	609 Cotton Blossom Circle	Gastonia	NC	28054	Gaston
117	1	Cherry Bekaert & Holland Building	332 Burtonwood Drive	Gastonia	NC	28054	Gaston
NA	NA	The Woodlands Mall(1)	1201 Lake Woodlands Parkway	The Woodlands	TX	77380	Montgomery

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)	Number of Units	Unit of Measure

51.02		Value City - Indianapolis, IN					108,883	Sq. Ft.
51.03		Value City - Alliance, OH					61,350	Sq. Ft.
52	1	Weathersfield Commons	9,300,000.00	54,805.15		5.8400%	68,155	Sq. Ft.
53	2	The Falls at Quail Lake Apartments(15)	9,200,000.00	53,805.65		5.7700%	156	Units
54	1	Marlo Plaza III	8,987,428.27	55,429.23		5.5300%	195,300	Sq. Ft.
55	2	Pinnacle View Apartments	8,700,000.00	50,992.13		5.7900%	216	Units
56	1	Vanguard Rental Car Facility	8,625,000.00	IO		6.5600%	23,360	Sq. Ft.
57	1	Wawa IV Pool	8,580,000.00	IO		6.5600%	15,896	Sq. Ft.
57.01		Wawa - Newark, DE					5,599	Sq. Ft.
57.02		Wawa - Vineland, NJ					5,603	Sq. Ft.
57.03		Wawa - Clifton Heights, PA					4,694	Sq. Ft.
58	1	Skyline Plaza	8,500,000.00	51,564.47		6.1100%	36,772	Sq. Ft.
60	1	Little Chute Warehouse South	7,990,436.81	53,169.85		6.3300%	356,375	Sq. Ft.
61	1	Gander Mountain Retail Store	7,800,000.00	IO		6.6800%	88,492	Sq. Ft.
62	1	Wawa II Pool	7,748,000.00	IO		6.5600%	14,315	Sq. Ft.
62.01		Wawa - Manahawkin, NJ					4,695	Sq. Ft.
62.02		Wawa - Narberth, PA					4,460	Sq. Ft.
62.03		Wawa - Hockessin, DE					5,160	Sq. Ft.
64	2	Lantern Colonial Pool	7,426,174.64	44,272.28		5.9300%	219	Units
64.01		Colonial Village Apartments					171	Units
64.02		Lantern Ridge Apartments					48	Units
65	2	Chatham Wood Apartment Complex(16)	7,350,000.00	40,814.89		5.3000%	208	Units
66	1	Marlo Plaza II	6,990,221.99	43,111.63		5.5300%	202,400	Sq. Ft.
68	2	The Tree Tops Apartments	6,670,000.00	IO		6.2000%	112	Units
69	2	The Cottages of Monroe(17)	6,600,000.00	40,294.56		6.1700%	51	Units
71	1	209 West 38th Street	6,400,000.00	IO		5.9600%	159,830	Sq. Ft.
72	1	Schofield Warehouse South	6,132,660.26	40,807.86		6.3300%	329,750	Sq. Ft.
73	2	Pines Point Apartments	6,000,000.00	39,877.39		6.3300%	318	Units
76	1	Taylor Park Shopping Center	5,400,000.00	31,512.93		5.7500%	58,791	Sq. Ft.
79	1	Sunrise Plaza	5,143,068.00	31,834.19		6.3000%	36,139	Sq. Ft.
83	2	Cedar Point Apartments	4,795,667.97	27,768.03		5.6700%	150	Units
85	1	51 Imclone Drive	4,496,530.42	27,765.83		6.2700%	63,213	Sq. Ft.
87	1	Sav-On - Los Angeles, CA	4,296,341.52	25,504.87		5.9000%	14,983	Sq. Ft.
88	1	Mainstay Inn & Suites - Roanoke, VA	4,200,000.00	28,621.70		6.6000%	77	Rooms
91	1	North Hampton Mobile Home Park & Self Storage Facility(18)	3,760,000.00	23,839.99		6.5300%	123	Pads
93	1	BSK Self-Storage Facility	3,520,000.00	21,994.77		6.3900%	156,188	Sq. Ft.
94	1	Comfort Inn - Roanoke, VA	3,500,000.00	23,851.42		6.6000%	96	Rooms
95	1	Walgreens - Asheboro, NC	3,350,000.00	IO		5.1800%	14,550	Sq. Ft.
96	1	Holiday Inn Express - Lexington, VA	3,300,000.00	22,488.48		6.6000%	79	Rooms
98	1	Hampton Inn - Wake Forest, NC(19)	3,295,820.96	21,342.71		6.0400%	113	Rooms
100	1	Comfort Inn - Grundy, VA	3,100,000.00	21,125.54		6.6000%	70	Rooms
101	1	Drexel Heritage Furniture	2,763,000.00	IO		5.8000%	260,060	Sq. Ft.
103	1	Sleep Inn Hotel - Staunton, VA	2,600,000.00	17,718.20		6.6000%	87	Rooms
106	1	Stor-N-Lock - Boise, ID	2,447,000.00	16,101.38		6.2100%	67,520	Sq. Ft.
108	1	Office Depot - Greenville, MS	2,192,000.00	IO		5.7600%	25,054	Sq. Ft.
109	1	Stor-N-Lock - Taylorsville, UT	2,147,367.35	14,129.78		6.2100%	88,610	Sq. Ft.
110	1	Office Depot - Dayton, OH	2,130,000.00	IO		5.7300%	19,880	Sq. Ft.
112	1	Mosinee Warehouse	2,097,489.66	13,957.09		6.3300%	132,000	Sq. Ft.
115	2	Hermitage Apartments	1,648,875.76	10,658.03		6.7100%	100	Units
116	1	SSA - Gastonia, NC	1,478,005.86	9,283.96		5.7200%	11,984	Sq. Ft.
117	1	Cherry Bekaert & Holland Building	998,652.61	6,272.95		5.7200%	8,960	Sq. Ft.
NA	NA	The Woodlands Mall(1)	10,000,000.00	IO	3 (once every 12 months)	5.9140%	611,556	Sq. Ft.

Mortgage Loan Number	Loan Group Number	Property Name	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Ground Lease

51.02		Value City - Indianapolis, IN						Fee
51.03		Value City - Alliance, OH						Fee
52	1	Weathersfield Commons	120	119	05/11/16	360	360	Fee
53	2	The Falls at Quail Lake Apartments(15)	120	118	04/11/16	360	360	Fee
54	1	Marlo Plaza III	120	119	05/11/16	300	299	Fee
55	2	Pinnacle View Apartments	120	119	05/11/16	360	360	Fee
56	1	Vanguard Rental Car Facility	120	120	06/11/16	IO	IO	Fee
57	1	Wawa IV Pool	120	120	06/11/16	IO	IO	Fee
57.01		Wawa - Newark, DE						Fee
57.02		Wawa - Vineland, NJ						Fee
57.03		Wawa - Clifton Heights, PA						Fee
58	1	Skyline Plaza	120	120	06/11/16	360	360	Fee
60	1	Little Chute Warehouse South	120	119	05/11/16	300	299	Fee
61	1	Gander Mountain Retail Store	60	60	06/11/11	IO	IO	Fee
62	1	Wawa II Pool	120	120	06/11/16	IO	IO	Fee
62.01		Wawa - Manahawkin, NJ						Fee
62.02		Wawa - Narberth, PA						Fee
62.03		Wawa - Hockessin, DE						Fee
64	2	Lantern Colonial Pool	120	118	04/11/16	360	358	Fee
64.01		Colonial Village Apartments						Fee
64.02		Lantern Ridge Apartments						Fee
65	2	Chatham Wood Apartment Complex(16)	120	120	06/11/16	360	360	Fee
66	1	Marlo Plaza II	120	119	05/11/16	300	299	Fee
68	2	The Tree Tops Apartments	60	60	06/11/11	IO	IO	Fee
69	2	The Cottages of Monroe(17)	120	119	05/11/16	360	360	Fee
71	1	209 West 38th Street	120	120	06/11/16	IO	IO	Fee
72	1	Schofield Warehouse South	120	119	05/11/16	300	299	Fee
73	2	Pines Point Apartments	120	119	05/11/16	300	300	Fee
76	1	Taylor Park Shopping Center	120	120	06/11/16	360	360	Fee
79	1	Sunrise Plaza	120	119	05/11/16	360	360	Fee
83	2	Cedar Point Apartments	120	119	05/11/16	360	359	Fee
85	1	51 Imclone Drive	120	119	05/11/16	360	359	Fee
87	1	Sav-On - Los Angeles, CA	120	119	05/11/16	360	359	Fee
88	1	Mainstay Inn & Suites - Roanoke, VA	120	120	06/11/16	300	300	Fee
91	1	North Hampton Mobile Home Park & Self Storage Facility(18)	120	119	05/11/16	360	360	Fee
93	1	BSK Self-Storage Facility	120	119	05/11/16	360	360	Fee
94	1	Comfort Inn - Roanoke, VA	120	120	06/11/16	300	300	Fee
95	1	Walgreens - Asheboro, NC	120	117	03/11/16	IO	IO	Fee
96	1	Holiday Inn Express - Lexington, VA	120	120	06/11/16	300	300	Leasehold
98	1	Hampton Inn - Wake Forest, NC(19)	120	119	05/11/16	300	299	Fee
100	1	Comfort Inn - Grundy, VA	120	120	06/11/16	300	300	Leasehold
101	1	Drexel Heritage Furniture	60	57	03/11/11	IO	IO	Fee
103	1	Sleep Inn Hotel - Staunton, VA	120	120	06/11/16	300	300	Fee
106	1	Stor-N-Lock - Boise, ID	120	119	05/11/16	300	299	Fee
108	1	Office Depot - Greenville, MS	60	57	03/11/11	IO	IO	Fee
109	1	Stor-N-Lock - Taylorsville, UT	120	119	05/11/16	300	299	Fee
110	1	Office Depot - Dayton, OH	120	116	02/11/16	IO	IO	Fee
112	1	Mosinee Warehouse	120	119	05/11/16	300	299	Fee
115	2	Hermitage Apartments	120	119	05/11/16	360	359	Fee
116	1	SSA - Gastonia, NC	120	119	05/11/16	300	299	Fee
117	1	Cherry Bekaert & Holland Building	120	119	05/11/16	300	299	Fee
NA	NA	The Woodlands Mall(1)	60	60	06/11/11	IO	IO	Fee

Mortgage Loan Number	Loan Group Number	Property Name	Master Servicing Fee Rate	ARD Loan	Anticipated Repayment Date	Additional Interest Rate

51.02		Value City - Indianapolis, IN
51.03		Value City - Alliance, OH
52	1	Weathersfield Commons	0.02000%	N
53	2	The Falls at Quail Lake Apartments(15)	0.02000%	N
54	1	Marlo Plaza III	0.02000%	N
55	2	Pinnacle View Apartments	0.02000%	N
56	1	Vanguard Rental Car Facility	0.02000%	Y	6/11/2016	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%
57	1	Wawa IV Pool	0.02000%	Y	6/11/2016	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%
57.01		Wawa - Newark, DE
57.02		Wawa - Vineland, NJ
57.03		Wawa - Clifton Heights, PA
58	1	Skyline Plaza	0.02000%	Y	6/11/2016	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%
60	1	Little Chute Warehouse South	0.02000%	N
61	1	Gander Mountain Retail Store	0.02000%	Y	6/11/2011	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%
62	1	Wawa II Pool	0.02000%	Y	6/11/2016	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%
62.01		Wawa - Manahawkin, NJ
62.02		Wawa - Narberth, PA
62.03		Wawa - Hockessin, DE
64	2	Lantern Colonial Pool	0.02000%	N
64.01		Colonial Village Apartments
64.02		Lantern Ridge Apartments
65	2	Chatham Wood Apartment Complex(16)	0.02000%	N
66	1	Marlo Plaza II	0.02000%	N
68	2	The Tree Tops Apartments	0.06000%	N
69	2	The Cottages of Monroe(17)	0.02000%	N
71	1	209 West 38th Street	0.02000%	N
72	1	Schofield Warehouse South	0.02000%	N
73	2	Pines Point Apartments	0.06000%	N
76	1	Taylor Park Shopping Center	0.02000%	N
79	1	Sunrise Plaza	0.02000%	Y	5/11/2016	Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%
83	2	Cedar Point Apartments	0.02000%	N
85	1	51 Imclone Drive	0.02000%	N
87	1	Sav-On - Los Angeles, CA	0.02000%	N
88	1	Mainstay Inn & Suites - Roanoke, VA	0.02000%	N
91	1	North Hampton Mobile Home Park & Self Storage Facility(18)	0.02000%	N
93	1	BSK Self-Storage Facility	0.02000%	N
94	1	Comfort Inn - Roanoke, VA	0.02000%	N
95	1	Walgreens - Asheboro, NC	0.02000%	Y	3/11/2016	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%
96	1	Holiday Inn Express - Lexington, VA	0.02000%	N
98	1	Hampton Inn - Wake Forest, NC(19)	0.02000%	N
100	1	Comfort Inn - Grundy, VA	0.02000%	N
101	1	Drexel Heritage Furniture	0.02000%	Y	3/11/2011	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%
103	1	Sleep Inn Hotel - Staunton, VA	0.02000%	N
106	1	Stor-N-Lock - Boise, ID	0.02000%	N
108	1	Office Depot - Greenville, MS	0.02000%	Y	3/11/2011	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%
109	1	Stor-N-Lock - Taylorsville, UT	0.02000%	N
110	1	Office Depot - Dayton, OH	0.02000%	Y	2/11/2016	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%
112	1	Mosinee Warehouse	0.02000%	N
115	2	Hermitage Apartments	0.02000%	N
116	1	SSA - Gastonia, NC	0.02000%	N
117	1	Cherry Bekaert & Holland Building	0.02000%	N
NA	NA	The Woodlands Mall(1)	0.02000%	N

Mortgage Loan Number	Loan Group Number	Property Name	Loan Originator	Environmental Insurance	Cross Collateralized and Cross Defaulted Loan Flag	Prepayment Provisions	Early Defeasance	Secured by LC

51.02		Value City- Indianapolis, IN		N
51.03		Value City- Alliance, OH		N
52	1	Weathersfield Commons	Wachovia	N		N	N	N
53	2	The Falls at Quail Lake Apartments(15)	Wachovia	N		N	N	N
54	1	Marlo Plaza III	Wachovia	N		N	N	N
55	2	Pinnacle View Apartments	Wachovia	N		N	N	N
56	1	Vanguard Rental Car Facility	Wachovia	N		Y	N	N
57	1	Wawa IV Pool	Wachovia	N		Y	N	N
57.01		Wawa - Newark, DE		N
57.02		Wawa - Vineland, NJ		N
57.03		Wawa - Clifton Heights, PA		N
58	1	Skyline Plaza	Wachovia	N		N	N	N
60	1	Little Chute Warehouse South	Wachovia	N	WOW Portfolio	Y	N	N
61	1	Gander Mountain Retail Store	Wachovia	N		Y	N	N
62	1	Wawa II Pool	Wachovia	N		Y	N	N
62.01		Wawa - Manahawkin, NJ		N
62.02		Wawa - Narberth, PA		N
62.03		Wawa - Hockessin, DE		N
64	2	Lantern Colonial Pool	Wachovia	N		Y	N	N
64.01		Colonial Village Apartments		N
64.02		Lantern Ridge Apartments		N
65	2	Chatham Wood Apartment Complex(16)	Wachovia	N		Y	N	N
66	1	Marlo Plaza II	Wachovia	N		N	N	N
68	2	The Tree Tops Apartments	Wachovia	N		Y	N	N
69	2	The Cottages of Monroe(17)	Wachovia	N		Y	N	Y
71	1	209 West 38th Street	Wachovia	N		Y	N	N
72	1	Schofield Warehouse South	Wachovia	N	WOW Portfolio	Y	N	N
73	2	Pines Point Apartments	Wachovia	N		Y	N	N
76	1	Taylor Park Shopping Center	Wachovia	N		Y	N	N
79	1	Sunrise Plaza	Wachovia	N		N	N	N
83	2	Cedar Point Apartments	Wachovia	N		Y	N	N
85	1	51 Imclone Drive	Wachovia	N		Y	N	N
87	1	Sav-On - Los Angeles, CA	Wachovia	N		Y	N	N
88	1	Mainstay Inn & Suites - Roanoke, VA	Wachovia	N	Dominion Lodging Portfolio	Y	N	N
91	1	North Hampton Mobile Home Park & Self Storage Facility(18)	Wachovia	N		Y	N	N
93	1	BSK Self-Storage Facility	Wachovia	N		N	N	N
94	1	Comfort Inn - Roanoke, VA	Wachovia	N	Dominion Lodging Portfolio	Y	N	N
95	1	Walgreens - Asheboro, NC	Wachovia	N		Y	N	N
96	1	Holiday Inn Express - Lexington, VA	Wachovia	N	Dominion Lodging Portfolio	Y	N	N
98	1	Hampton Inn - Wake Forest, NC(19)	Wachovia	N		Y	N	N
100	1	Comfort Inn - Grundy, VA	Wachovia	N	Dominion Lodging Portfolio	Y	N	N
101	1	Drexel Heritage Furniture	Wachovia	N		Y	N	N
103	1	Sleep Inn Hotel - Staunton, VA	Wachovia	N	Dominion Lodging Portfolio	Y	N	N
106	1	Stor-N-Lock - Boise, ID	Wachovia	N		Y	N	N
108	1	Office Depot - Greenville, MS	Wachovia	N		Y	N	N
109	1	Stor-N-Lock - Taylorsville, UT	Wachovia	N		Y	N	N
110	1	Office Depot - Dayton, OH	Wachovia	N		Y	N	N
112	1	Mosinee Warehouse	Wachovia	N	WOW Portfolio	Y	N	N
115	2	Hermitage Apartments	Wachovia	N		Y	N	N
116	1	SSA - Gastonia, NC	Wachovia	N	Social Security Administration/Cherry Bekaert and Holland Portfolio	Y	N	N
117	1	Cherry Bekaert & Holland Building	Wachovia	N	Social Security Administration/Cherry Bekaert and Holland Portfolio	Y	N	N
NA	NA	The Woodlands Mall(1)	Wachovia	N		Y	N	N

Mortgage Loan Number	Loan Group Number	Property Name	Interest Accrual Method	Lockbox	Annual Deposit to Replacement Reserves	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote

51.02		Value City - Indianapolis, IN
51.03		Value City - Alliance, OH
52	1	Weathersfield Commons	Actual/360
53	2	The Falls at Quail Lake Apartments(15)	Actual/360	Springing	39,000	753,189
54	1	Marlo Plaza III	Actual/360
55	2	Pinnacle View Apartments	Actual/360	Springing	48,600
56	1	Vanguard Rental Car Facility	Actual/360	Springing
57	1	Wawa IV Pool	Actual/360	Springing
57.01		Wawa - Newark, DE
57.02		Wawa - Vineland, NJ
57.03		Wawa - Clifton Heights, PA
58	1	Skyline Plaza	Actual/360	Springing	4,224		110,316
60	1	Little Chute Warehouse South	Actual/360		35,637
61	1	Gander Mountain Retail Store	Actual/360	Springing
62	1	Wawa II Pool	Actual/360	Springing
62.01		Wawa - Manahawkin, NJ
62.02		Wawa - Narberth, PA
62.03		Wawa - Hockessin, DE
64	2	Lantern Colonial Pool	Actual/360		57,144	3,750
64.01		Colonial Village Apartments
64.02		Lantern Ridge Apartments
65	2	Chatham Wood Apartment Complex(16)	Actual/360	Springing	41,600	7,000
66	1	Marlo Plaza II	Actual/360
68	2	The Tree Tops Apartments	Actual/360		28,000
69	2	The Cottages of Monroe(17)	Actual/360		12,750
71	1	209 West 38th Street	Actual/360
72	1	Schofield Warehouse South	Actual/360		32,975
73	2	Pines Point Apartments	Actual/360		95,400	125,000
76	1	Taylor Park Shopping Center	Actual/360
79	1	Sunrise Plaza	Actual/360	Springing	3,614
83	2	Cedar Point Apartments	Actual/360		37,500	19,500
85	1	51 Imclone Drive	Actual/360		15,171		170,000	(3)
87	1	Sav-On - Los Angeles, CA	Actual/360
88	1	Mainstay Inn & Suites - Roanoke, VA	Actual/360		79,541
91	1	North Hampton Mobile Home Park & Self Storage Facility(18)	Actual/360		3,075	10,000
93	1	BSK Self-Storage Facility	Actual/360		21,175
94	1	Comfort Inn - Roanoke, VA	Actual/360		82,848
95	1	Walgreens - Asheboro, NC	Actual/360	Springing
96	1	Holiday Inn Express - Lexington, VA	Actual/360		88,638
98	1	Hampton Inn - Wake Forest, NC(19)	Actual/360		63,303
100	1	Comfort Inn - Grundy, VA	Actual/360		65,940
101	1	Drexel Heritage Furniture	Actual/360	Springing
103	1	Sleep Inn Hotel - Staunton, VA	Actual/360		95,700
106	1	Stor-N-Lock - Boise, ID	Actual/360		6,752	23,957
108	1	Office Depot - Greenville, MS	Actual/360	Springing
109	1	Stor-N-Lock - Taylorsville, UT	Actual/360		6,261
110	1	Office Depot - Dayton, OH	Actual/360	Springing
112	1	Mosinee Warehouse	Actual/360		13,200
115	2	Hermitage Apartments	Actual/360		28,600	6,750
116	1	SSA - Gastonia, NC	Actual/360		2,637
117	1	Cherry Bekaert & Holland Building	Actual/360		2,240
NA	NA	The Woodlands Mall(1)	Actual/360	Day 1

(1)	Includes the vacant anchor pad of approximately 85,150 square feet formerly owned and occupied by Mervyn’s. Exclusive of this space, the number of units would be 526,406 square feet.

(2)

The Prime Outlets Pool Loan (loan number 2, representing 8.7% of the Cut-Off Date Pool Balance or 10.0% of the Cut-Off Date Group 1 Balance), is part of a split loan structure and the related pari passu companion loan is not included in the Trust Fund

(3)

In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the loan term.  In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(4)	After the first loan year, Annual Deposit to Replacement Reserves is 4.0% of yearly revenues.

(5)

With respect to the Northland Plaza Loan (loan number 11, representing 1.9% of the Cut-Off Date Pool Balance or 2.2% of the Cut-Off Date Group 1 Balance), the number of units includes an additional 5,575 square feet to be completed pursuant to the executed letter of intent with PetSmart.

(6)	Annual Deposit to Replacement Reserves is $44,616 through the 48th payment date.

(7)

With respect to The Towers of Dadeland Loan (loan number 18, representing 1.2% of the Cut-Off Date Pool Balance or 1.4% of the Cut-Off Date Group 1 Balance), in addition to the 120 multifamily units, the Mortgaged Property contains approximately 6,087 square feet of ground floor retail space.

(8)	Commencing in the second loan year, Annual Deposit to Replacement Reserves is $18,262. Beginning in the fourth loan year, Annual Deposit to Replacement Reserves is $36,525.

(9)	Prohibit prepayment until a date specified in the related mortgage note; but permit defeasance or impose a yield maintenance charge for most or all of the remaining term.

(10)	Commencing on the 37th payment date and continuing through the 108th payment date, Annual Deposit to Replacement Reserves is $100,000.

(11)	Commencing on the 37th payment date and continuing through the 108th payment date, Annual Deposit to Replacement Reserves is $58,800.

(12)	Annual Deposit to Replacement Reserves is $36,008 through the 48th payment date.

(13)	Annual Deposit to Replacement Reserves is the greater of $250,287 or 4.0% of yearly revenues.

(14)	Annual Deposit to Replacement Reserves is $22,431 through May 11, 2008.

(15)	Commencing on the 25th payment date, Annual Deposit to Replacement Reserves is $39,000.

(16)	Commencing on the 37th payment date and continuing through the 108th payment date, Annual Deposit to Replacement Reserves is $41,600.

(17)

With respect to The Cottages of Monroe Loan (loan number 69, representing 0.4% of the Cut-Off Date Pool Balance or 2.9% of the Cut-Off Date Group 2 Balance), the number of units includes seven units currently under construction.

(18)

With respect to the North Hampton Mobile Home Park & Self Storage Loan (loan number 91, representing 0.2% of the Cut-Off Date Pool Balance or 0.3% of the Cut-Off Date Group 1 Balance), the subject property also includes 13,800 square feet (109 units) of self storage.

(19)	Commencing June 11, 2008, Annual Deposit to Replacement Reserves is $63,303.

A-1

EXHIBIT B

Free Writing Prospectuses

1.	Current Report on Form FWP, dated June 9, 2006 and filed June 9, 2006, enclosing structural and collateral information and identified with Accession Number 0000950136-06-004761.

2.	Current Report on Form FWP, dated June 9, 2006 and filed June 9, 2006, relating to the issuance and sale of the publicly offered Certificates and identified with Accession Number 0000950136-06-004762.

3.

Current Report on Form FWP, dated June 16, 2006 and filed June 19, 2006, relating to the issuance and sale of the publicly offered Certificates and identified with Accession Number 0000950136-06-005044.

B-1